Exhibit 10.2

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE SUBJECT TO STRICT REQUIREMENTS FOR ONGOING REGULATORY COMPLIANCE BY THE PARTIES HERETO, INCLUDING, WITHOUT LIMITATION, REQUIREMENTS THAT THE PARTIES TAKE NO ACTION IN VIOLATION OF EITHER ANY STATE CANNABIS LAWS OR THE GUIDANCE OR INSTRUCTION OF THE REGULATOR. SECTION 8.21 OF THIS AGREEMENT CONTAINS SPECIFIC REQUIREMENTS AND COMMITMENTS BY THE PARTIES TO MAINTAIN FULLY THEIR RESPECTIVE COMPLIANCE WITH STATE CANNABIS LAWS AND THE REGULATOR. THE PARTIES HAVE READ AND FULLY UNDERSTAND THE REQUIREMENTS OF SECTION 8.21.

CONSTRUCTION LOAN AND SECURITY AGREEMENT

THIS CONSTRUCTION LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of August 6, 2021 (the “Effective Date”), is entered into among 750 NV LLC, an Arizona limited liability company (“Borrower”), the other Loan Parties party hereto, and Pelorus Fund REIT, LLC, a Delaware limited liability company (“Lender”).

RECITALS

A.             Borrower proposes to construct or to have constructed on the real property described in Exhibit “A” to this Agreement and made a part hereof and commonly known as 750 Beatty Ave, Pahrump, NV 89060 (the “Property”), and certain improvements on the Property in accordance with the Disbursement Schedule attached as Exhibit “B” to this Agreement and made a part hereof (the “Improvements”).

B.             The Loan Parties have executed the Loan Documents, as defined below, in connection with the Loan, as defined below, and the construction of the Improvements.

C.             The Loan is subject to a Fund Control Reserve to be held in a Fund Control Account, all as defined below, for the completion of the Improvements.

D.             Borrower desires to obtain the Loan from Lender, and Lender desires to originate the Loan for Borrower, on the terms and conditions set forth below.

In consideration of the covenants, conditions, representations, and warranties contained in this Agreement, the parties agree as follows:

1.              DEFINITIONS. As used herein, the following capitalized terms shall have the meanings set forth below (all terms defined in this Section 1 or in any other provision of this Agreement in the singular are to have the plural meanings when used in the plural and vice versa, and whenever the context requires, each gender shall include any other gender):

1.1.          “Advance” or “Advances” shall mean each advance of proceeds from the Fund Control Account to fund the completion of the Improvements or the acquisition of Real Property Collateral, or to pay, fund or reimburse any other amounts or items permitted hereunder.

1.2.          “Affiliate” means, with respect to any Person, any other Person that is directly or indirectly Controlling, Controlled by or under common Control with, such Person.

1.3.          “Agreement” is defined in the opening paragraph.

1.4.          “Authorized Borrower Representative” means a representative authorized by the Borrower to make requests for Advances as set forth in the Designated Authority Form provided to Lender and Fund Control Agent as of the Effective Date, and as may be updated from time to time by the Borrower.

1.5.          “Barred Person” shall mean (A) any person, group or entity named as a “Specially Designated National and Blocked Person” or as a person who commits, threatens to commit, supports, or is associated with terrorism as designated by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (B) any person, group or entity named in the lists maintained by the United States Department of Commerce (Denied Persons and Entities), (C) any government or citizen of any country that is subject to a United States Embargo identified in regulations promulgated by OFAC, and (D) any person, group or entity named as a denied or blocked person or terrorist in any other list maintained by any agency of the United States government.

1.6.          “Cannabis Business” shall mean the business of acquiring, cultivating, manufacturing, extracting, testing, producing, processing, possessing, selling (at retail or wholesale), dispensing, donating, distributing, transporting, packaging, labeling, marketing or disposing of cannabis, marijuana or related substances or products containing or relating to the same, and all ancillary activities related to the foregoing, including leasing any real property on which any such activity is conducted.

1.7.          “Change in Cannabis Law” shall mean any adverse change after the Effective Date in Federal Cannabis Laws or State Cannabis Laws, or the application or interpretation thereof by any Governmental Authority, (a) that would make it unlawful for Lender to (i) continue to be a party to any Loan Document, (ii) perform any of its obligations under any Loan Document, or (iii) to fund or maintain the Loans, (b) pursuant to which any Governmental Authority has enjoined any Lender from (i) continuing to be a party to any Loan Document, (ii) performing any of its obligations under any Loan Document, or (iii) funding or maintaining the Loans, (c) pursuant to which any Governmental Authority requires (i) confidential information from or disclosure of confidential information about Lender or its Affiliate or any investor therein, or (ii) Lender to obtain any license, permit, or other authorization to, in each case, (A) continue to be a party to any Loan Document, (B) perform any of its obligations under any Loan Document, or (C) to fund or maintain the Loans, or (d) that would impair the Lender’s ability to foreclose upon or otherwise deal with the Collateral.

1.8.          “Change of Control” shall mean an event or series of events by which (a) any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than Owners acquires the ownership, directly or indirectly, beneficially or of record, of equity interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of Parent; (b) a majority of the seats (other than vacant seats) on the board of directors of Parent are occupied by Persons who were not directors of Parent on the date of this Agreement or nominated or appointed by the board of directors of Parent on the date of this Agreement; (c) direct or indirect control of Parent is acquired by any Person or group other than Owners; and (d) Parent shall cease to own and control, directly or indirectly, 100.00% of the equity interests of each of the other Loan Parties free and clear of all liens or other encumbrances (other than liens created pursuant to any Loan Document). As used in this definition, “control” means the power to direct or cause the direction of the management and policies of any of the Loan Parties through the ownership of voting securities or interests, by contract or otherwise.

1.9.          “Closing Date” means the date on which all of the requirements in Section 2.6.8 of this Agreement are met or otherwise waived in writing by Lender.

1.10.       “Collateral” shall mean the Personal Property Collateral and the Real Property Collateral, provided that “Collateral” shall not include any Excluded Assets.

1.11.       “Completion Date” shall mean the date on which all Improvements are scheduled to be complete, as determined by the Contractor, in accordance with the Construction Documents, and in no event shall be later than December 31, 2021 without the prior written consent of the Lender.

1.12.       “Contractor” shall mean the general contractor for the construction of the Improvements.

1.13.       “Control” and derivative terms means the possession, directly or indirectly, and acting either alone or together with others, of the power or authority to direct or cause the direction of the management, material policies, material business decisions or the affairs of a Person, whether through the ownership of equity securities or interests, by contract or other means.

1.14.       “Construction Documents” shall mean, collectively, (i) any construction agreement or contract with the Contractor related to the Improvements, and any agreements or contracts with subcontractors related thereto, (ii) the plans and specifications related to the Improvements, (iii) the detailed budget of construction and non-construction costs to be incurred in connection with the Improvements, (iv) any contracts pertaining to the design, development, and construction of the Improvements, (v) all licenses and permits related to the construction of the Improvements, and (vi) all other documents and reports used in preparation for or in the construction of the Improvements, in each case together with all exhibits, schedules, amendments, and supplements thereto, all of which shall be satisfactory in form and substance to Lender.

1.15.       “CSA” shall mean that certain Collateral Security Agreement of even date herewith executed by a Loan Party in favor of the Lender.

1.16.       “Deed of Trust” shall mean each Deed of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement of even date herewith executed by a Loan Party in favor of the Lender.

1.17.       “Designated Accounts” means the accounts listed on Schedule 11 and Schedule 12 of the Information Certificate.

1.18.       “Designated Affiliates” means BSSD Group LLC, an Arizona limited liability company, and (i) prior to the transfer of the Nevada Cannabis License, Strive Wellness of Nevada LLC, a Nevada limited liability company, and (ii) after to the transfer of the Nevada Cannabis License, I9 NV Lic LLC, a Nevada limited liability company.

1.19.       “Disbursement Schedule” shall mean the draw schedule and budget attached hereto and incorporated herein as Exhibit “B”. Line items in the Disbursement Schedule may be reallocated, or the Disbursement Schedule otherwise modified, in accordance with the terms of this Agreement.

1.20.       “Environmental Laws” shall mean any Governmental Requirements pertaining to health, industrial hygiene, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) as amended (42 United States Code (“U.S.C.”) §§ 9601-9675); the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. §§ 6901-6992k); the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101-5127); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251-1376); the Clean Air Act (42 U.S.C. §§ 7401-7671q); the Toxic Substances Control Act (15 U.S.C. §§ 2601-2692); the Refuse Act (33 U.S.C. §§ 407-426p); the Emergency Planning and Community Right-To-Know Act (42 U.S.C. §§ 11001-11050); the Safe Drinking Water Act (42 U.S.C. §§ 300f-300j), and all present or future environmental quality or protection laws, statutes or codes or other requirements of any federal or state governmental unit, or of any regional or local governmental unit.

1.21.       “Event of Default” shall mean any event specified in Section 7.1 or 7.2.

1.22.       “Excluded Assets” means any asset or property in which the Lender is prohibited from taking a security interest in or to pursuant to the express provisions of any State Cannabis Law or any other applicable law; provided, however, “Excluded Assets” shall in not include (i) such assets or property to the extent any such prohibition would be rendered ineffective under applicable law or principles of equity, and (ii) the proceeds of any such assets or property (including proceeds from the sale, license, lease or other disposition thereof), and provided further, upon such prohibition ceasing to exist, such assets and property shall automatically no longer be considered “Excluded Assets” and shall become part of the Collateral.

1.23.       “Excluded Entities” means AZ DP Holdings LLC, a Nevada limited liability company, OCG, Inc., a Colorado corporation, and their respective Subsidiaries.

1.24.       “Federal Cannabis Law” shall mean any federal Governmental Requirement as such relates, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.

1.25.       “Full Insurable Value” shall mean the actual cost of replacing the Collateral in question, without allowance for depreciation, as calculated from time to time (but not more often than once every calendar year) by the insurance company or companies holding such insurance or, at Lender’s request, by appraisal made by an appraiser, engineer, architect, or contractor proposed by Borrower and approved by said insurance company or companies and Lender.

1.26.       “Fund Control Agent” shall mean the fund control agent selected by Lender, in its sole and absolute discretion, to administer the Construction Reserves, as defined below.

1.27.       “Fund Control Agreement” shall mean a written agreement between Borrower, Lender and Funds Control Agent which is attached hereto as Exhibit “C” and incorporated herein by reference.

1.28.       “Force Majeure Event” shall mean an occurrence beyond the control of the Borrower affected, including, but not limited to, strikes, riots, or other concerted acts of workmen; lock-outs, war, civil disturbance, natural disaster, fires, explosions, floods, adverse weather conditions and the consequences thereof, acts of terrorism or, acts of God, governmental regulation of the sale of materials and supplies or the transportation thereof and notwithstanding the readiness and ability of Contractor and its subcontractors to pay the fair market value therefore, shortages of material or labor resulting directly from general market shortages, governmental control or diversion, delays due to epidemics and pandemics (such as COVID-19) and related mandated government closures, expropriation or confiscation of facilities or property, delays in governmental authorities conducting inspections, issuing licenses or permits or requiring additional approvals or imposing additional restrictions not reasonably foreseeable based on Governmental Requirements in existence as of the date hereof and other causes beyond Borrower’s reasonable control, other than shortage of funds, which cause a delay in Borrower’s performance of an obligation related to construction of the Improvements. Delays shall not be recognized for contagion, pandemic or governmental actions or restrictions in response thereto unless such conditions actually delay a portion of the work on the critical path of the Contractor’s construction schedule and such conditions are more severe than could have been reasonably anticipated based on the law at the time of the Construction Documents.

1.29.       “Governmental Authority” shall mean any and all governments; any entities, bodies or authorities exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government; courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.30.       “Governmental Requirements” shall mean, subject to the carve-outs and acknowledgments contained in Section 13.01, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, policy, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority or determination of an arbitrator, in each case applicable to or binding on such Person or any of its property, products, business, assets or operations or to which such Person or any of its property, products, business, assets or operations is subject, in each case, as such laws now exist, or may be changed or amended or come into effect in the future

1.31.       “Guarantor” shall mean Parent, each other subsidiary of Parent (other than the Excluded Entities), and any other Person executing a Guaranty from time to time.

1.32.       “Guaranty” shall mean each guaranty agreement executed by a Person in favor of the Lender to guarantee the Secured Obligations.

1.33.       “Hazardous Materials” means any and all (a) substances defined as “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in CERCLA, RCRA, and the Hazardous Materials Transportation Act (49 United States Code §§5101-5127), and in the regulations promulgated under those laws; (b) substances defined as “hazardous wastes” under Environmental Laws and in the regulations promulgated under that law in the State where the Real Property Collateral is located and in the regulations promulgated under that law; (c) substances defined as “hazardous substances” under Environmental Laws in the State where the Real Property Collateral is located; (d) substances listed in the United States Department of Transportation Table (49 Code of Federal Regulations § 172.101 and amendments); (e) substances defined as “medical wastes” under Environmental Laws in the State where the Real Property Collateral is located; (f) asbestos-containing materials; (g) polychlorinated biphenyl; (h) underground storage tanks, whether empty, filled, or partially filled with any substance; (i) petroleum and petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any such mixture; and (j) such other substances, materials, and wastes that are or become regulated under applicable local, state, or federal law, or that are classified as hazardous or toxic under any Governmental Requirements or that, even if not so regulated, are known to pose a hazard to the health and safety of the occupants of the Real Property Collateral or of real property adjacent to it.

1.34.       “Improvements” has the meaning set forth above in the Recitals hereto.

1.35.       “Indebtedness” of any Person shall mean, without duplication and all in accordance with generally accepted accounting principles, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, (h) all off-balance Sheet liabilities of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, and (k) all obligations under any rate management transaction (with the amount thereof determined based on the maximum aggregate amount that such Person would be required to pay if such rate management transaction were terminated at such time). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

1.36.       “Information Certificate” shall mean that certain Information Certificate dated as of the Effective Date and executed by Loan Parties in favor of Lender, as updated from time to time.

1.37.       “Initial Funding Requirements” means the items listed on Exhibit “D” to this Agreement, in form and substance acceptable to Lender in its sole discretion.

1.38.       “Liabilities” shall mean all Indebtedness, liabilities and obligations of every kind and character of the Loan Parties to the Lender, whether the obligations, indebtedness and liabilities are individual, joint and several, contingent or otherwise, now or hereafter existing, including, without limitation, all liabilities, interest, costs and fees, arising under or from any of the following:

1.38.1.   The Note (including, without limitation, the prepayment premium, late payment, and other charges payable under the Note);

1.38.2.   This Agreement;

1.38.3.   The Security Agreement and all other Loan Documents;

1.38.4.   The Related Loan Documents;

1.38.5.   All funds later advanced by Lender to or for the benefit of Borrower under any provision of any of the Loan Documents;

1.38.6.   Any future loans or amounts advanced by Lender to Borrower when evidenced by a written instrument or document that specifically recites that the Indebtedness evidenced by such document is secured by the terms of the Security Agreement, including, but not limited to, funds advanced to protect the security or priority of the Security Agreement; and

1.38.7.   Any amendment, modification, extension, rearrangement, restatement, renewal, substitution, or replacement of any of the foregoing.

1.39.       “Loan” shall mean the $5,500,000 construction term loan made by the Lender to the Borrower in accordance with the terms of this Agreement, the Note, and the other Loan Documents.

1.40.       “Loan Document(s)” means this Agreement, the Note, Security Agreement, the Information Certificate, the Guaranty, the Warrant, the collateral assignments, the deposit account control agreement, the collateral access agreement, the assignments, the indemnity agreements, the subordination agreements, the manager and/or member resignations, and any other agreement executed in connection therewith, all other documents evidencing, securing or otherwise governing the Loan among Lender, Borrower, any guarantor, pledgor, or debtor, whether now existing or made in the future, and all amendments, modifications, and supplements thereto.

1.41.       “Loan Party” shall mean, individually and collectively, the Borrower and the Guarantors.

1.42.       “Maturity Date” shall mean the date that is 18 months following the Effective Date.

1.43.       “Mortgaged Property” means the Property, together with the Improvements thereon.

1.44.       “Nevada Cannabis License” means, collectively, the medical cultivation and production licenses related to the Cannabis Business issued by the Nevada Department of Taxation with respect to the Mortgaged Property, as permitted by that Special Use Permit granted by the Nye County Board of County Commissioners on December 27, 2018 (the “NV Special Use Permit”).

1.45.       “Note(s)” means any and all promissory notes payable by Borrower, as maker, to the order of Lender, evidencing the Loan, together with any interest thereon at the rate provided in such promissory note and any rearrangements, modifications, substitutions, replacements, restatements, amendments, extensions or renewals thereof, whether or not evidenced by a new or additional promissory note or notes, including, without limitation the Secured Note of even date herewith payable by Borrower to the order of Lender in the amount of $5,500,000.

1.46.       “Owners” shall mean the owners of the equity interests of Parent as disclosed in the Information Certificate dated as of the Effective Date.

1.47.       “Parent” means Item 9 Labs Corp., a Delaware corporation.

1.48.       “Person” means any natural person, business, corporation, company, and or association, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, business enterprise, trust, government authority or other legal entity.

1.49.       “Personal Property Collateral” shall mean all personal property assets of the Loan Parties pledged to secure the Secured Obligations, as further described in the Security Agreement and the Related Loan Documents.

1.50.       “Pledge Agreement” shall mean the Ownership Interest Pledge Agreement of even date herewith executed by each of the Loan Parties, made for the benefit of Lender.

1.51.       “Post-Closing Deliverables” means the items listed on Exhibit “E” to this Agreement.

1.52.       “Post-Closing Delivery Deadline” means the date that is thirty (30) days after the Closing Date or such other date as set forth on Exhibit “E” with respect to any specific item listed thereon.

1.53.       “Real Property Collateral” shall mean all real property assets of the Loan Parties pledged to secure the Secured Obligations, as further described in the Deed of Trust and the Related Loan Documents, including but not limited to the Mortgaged Property.

1.54.       “Related Loan Documents” means the Loan and Security Agreement dated as of the date hereof among 938287 AZ LLC, an Arizona limited liability company, the other loan parties party thereto, and the Lender, and the Loan Documents (as defined in such Loan and Security Agreement), all as amended, modified, replaced, or restated from time to time.

1.55.       “Restricted Cannabis Activities” shall mean in connection with the Support Business or Cannabis Business: (a) any activity that is not permitted under applicable State Cannabis Laws; (b) knowingly distributing and selling cannabis and related products to minors that is not approved under a State Cannabis Law; (c) payments to criminal enterprises, gangs, cartels and Persons subject to sanctions in violation of Governmental Requirements; (d) non-compliance with anti-terrorism laws and other Governmental Requirements relating to money-laundering; (e) diversion of cannabis and related products from states where it is legal under State Cannabis Law to other states in violation of Governmental Requirements; (f) the commission, or making threats, of violence and the use of firearms in violation of Governmental Requirements; (g) growing cannabis and related products on federal lands in violation of Governmental Requirements; and (h) directly or indirectly, aiding, abetting or otherwise participating in a common enterprise with any Person or Persons in such activities.

1.56.       “Secured Obligations” shall mean (i) all Liabilities, and (ii) all other debts, obligations, indebtedness and liabilities of every kind and character of the Loan Parties, whether individual, joint and several, contingent or otherwise, now or hereafter existing in favor of the Lender, including, without limitation, all liabilities, interest, costs and fees, arising under or from any note, endorsement, surety agreement, guaranty, credit or loan agreement (or any other similar agreement), whether payable to the Lender or to a third party and subsequently acquired by the Lender, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing.

1.57.       “Security Agreement” shall mean any and all agreements creating, or purporting to create, a security interest in favor of Lender in the Personal Property Collateral or the Real Property Collateral including, but not limited to the CSA, Deed of Trust, and Pledge Agreement.

1.58.       “State Cannabis Laws” shall mean any Governmental Regulation enacted by any state or locality of the United States which legalizes marijuana, cannabis and related products in some form and which implements strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale and possession of cannabis and related products that is applicable to any Loan Party, any Designated Affiliate, any Subsidiary of any of the foregoing or, solely with respect to the definition of Change in Cannabis Law, any Secured Party.

1.59.       “Support Business” shall mean the business of managing or supporting a Cannabis Business, and all ancillary or complimentary activities related to the foregoing, including owning the real property on which any such activity is conducted. “Support Business” shall not include providing consulting or franchising services for a Cannabis Business.

1.60.       “Warrant” shall mean the warrant issued by the Parent to Lender on the Effective Date.

Capitalized terms not otherwise defined shall have their respective meanings as defined in the Loan Documents.

2.	GENERAL.

2.1.          Amount and Purpose. In reliance on Borrower's representations and warranties, and subject to the terms and conditions in this Agreement and in the Loan Documents, Lender agrees to make the Loan to Borrower on the terms and conditions set forth in the Note, this Agreement and the other Loan Documents.

2.2.          Payment, Interest. Interest shall accrue on the Loan in accordance with the provisions of the Note. Borrower shall repay the Loan, together with interest thereon, in accordance with the provisions of the Note. The principal balance outstanding under the Note, together with interest thereon and all other fees and expenses owed pursuant to the Loan Documents, shall be due and payable in full on the Maturity Date.

2.3.          Security Interest; Collateral. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of securing the full and timely payment and performance of the Secured Obligations for the benefit of Lender, Borrower hereby irrevocably and unconditionally grants, transfers, bargains, conveys and assigns to the Lender a continuing general, lien on, and security interest in, all the Borrower's estate, right, title, and interest that the Loan Parties now have or may later acquire in and to the Collateral. The foregoing grant is further described in and evidenced by the Security Agreement.

2.4.          Application of Payments. Except as otherwise expressly provided by Governmental Requirements or any other provision of the Loan Documents, all payments received by Lender under the Loan Documents shall be applied by Lender in the following order: (a) costs, fees, charges, and advances paid or incurred by Lender or payable to Lender and interest under any provision of this Agreement, the Note, the Security Agreement, or any other Loan Documents, in such order as Lender, in its sole and absolute discretion, elects, (b) interest payable under the Note, (c) principal under the Note, and (d) to such other Person as legally entitled thereto following the payment in full of the Secured Obligations.

2.5.          Termination. This Agreement shall terminate following the indefeasible payment in full in cash of all Secured Obligations, so long as no written claim has been made hereunder prior to such date.

2.6.          Advances and Fund Control Reserve.

2.6.1.      Establishment of Fund Control Reserve. Out of the Loan proceeds advanced on the Closing Date, Lender will hold in reserve an amount equal to $3,700,000 (“Fund Control Reserve”).

2.6.2.      Fund Control Account. All funds from the Fund Control Reserve shall be held in a non-interest-bearing custodial account for Lender’s benefit at a federally insured depository institution selected by Lender in its sole discretion (the “Fund Control Account”). Subject to Governmental Requirements, the Fund Control Account shall be administered by either Lender or Fund Control Agent selected by Lender, in its sole and absolute discretion, pursuant to the Fund Control Agreement.

2.6.3.      Fund Control Agent. Upon receipt of a completed Draw Package in form and substance satisfactory to Fund Control Agent and Lender, if so directed by Lender in writing, Fund Control Agent shall make Advances from the Fund Control Account relating to the Mortgaged Property pursuant to the terms set forth below.

2.6.4.      Use of Advances. All Advances shall be used to make payments or reimbursements with respect to the Improvements in accordance with the Disbursement Schedule. Advances shall be made as set forth in Section 2.6.6 on behalf of Borrower in accordance with the Fund Control Agreement. Borrower understands, acknowledges and agrees that neither Lender nor the Fund Control Agent will disburse funds in excess of the Fund Control Reserve and any cost overruns shall be the sole responsibility of Borrower.

Neither Lender nor Fund Control Agent shall have any obligation to authorize or make Advances from the Fund Control Reserve if the remaining balance of the Fund Control Reserve is not sufficient for the completion of the Improvements in accordance with the Construction Documents and the Disbursement Schedule as determined in Lender’s sole and absolute discretion. If Lender at any time determines in its sole and absolute discretion that the amount of the Fund Control Reserve that remains to be disbursed is insufficient, or will be insufficient, to fully complete and pay for the completion of the Improvements in accordance with the Construction Documents and the Disbursement Schedule, then within fifteen (15) days after receipt of a written demand from Lender, Borrower shall deposit cash funds in an amount equal to the deficiency as determined by Lender into the Fund Control Account. Any pending or future disbursements may be withheld until such deposit is made; the judgment and determination of Lender under this provision shall be final and conclusive. Any cash funds deposited by Borrower in accordance herewith shall be held and disbursed in accordance with the Fund Control Agreement and this Agreement. Any funds deposited by Borrower pursuant to this Section shall be disbursed prior to further disbursement of the Fund Control Reserve from the Fund Control Account.

In the event there are any funds remaining in the Fund Control Reserve following completion of the Improvements, or termination of construction of the Improvements for any reason, Lender shall allocate the remaining funds in any manner it elects, in its sole and absolute discretion.

2.6.5.      Costs of Fund Control Reserve. All costs associated with administering the Fund Control Reserve and Fund Control Account, including but not limited to reviews and inspections by Lender, Fund Control Agent, or any other agent of Lender, shall be part of the Secured Obligations and the sole responsibility of Borrower, and may be paid or reimbursed with proceeds from the Fund Control Reserve at the election of Lender, in its sole and absolute discretion.

2.6.6.      Recipients of Advances. Lender or Fund Control Agent may, in the sole discretion of Lender, make an Advance (i) jointly to Borrower, Contractor, subcontractors and suppliers (or any combination thereof), or (ii) separately to Contractor or any subcontractor, supplier or other person in connection with amounts due and owing in connection with the Improvements in accordance with the Disbursement Schedule and the Construction Documents.

2.6.7.      Draw Requests.

(a)            Prior to an Advance, Borrower shall provide to Fund Control Agent and Lender each of the items listed in the Fund Control Agreement, together with any additional items reasonably requested by Lender or Fund Control Agent to analyze and administer the request (collectively, the “Draw Package”). Neither Lender nor Fund Control Agent shall be required to (i) honor a request for an Advance from a new Authorized Borrower Representative until it shall have received written notice thereof from Borrower (but may honor any such request for an Advance in its sole discretion), or (ii) be liable to Borrower for honoring any request for an Advance requested by an Authorized Borrower Representative until its actual receipt of written notice from Borrower that such Authorized Borrower Representative is no longer authorized to make such requests.

(b)            Each request for an Advance shall be deemed a certification by Borrower that, as of the date of such request, (i) all of each Loan Party’s representations and warranties herein and in the other Loan Documents are true, complete and correct; (ii) the Loan Parties are in compliance with all of their respective covenants, duties and obligations under this Agreement and under the Loan Documents; (iii) such Advance is being used solely for the purposes set forth in Section 2.6.4 and relates to work actually performed, and materials and equipment actually incorporated into, the Improvements, (iv) there is no event of condition that, with the passing of time, notice, or both, is or would be an Event of Default, (v) the Draw Package is true, complete, and accurate, and (vi) any such Advance shall be secured by the Collateral, provided that Lender or Fund Control Agent may, in Lender’s sole discretion, honor any such request for an Advance notwithstanding Borrower’s breach of any of the foregoing, and the making of any such Advance shall not be deemed a waiver or consent to such breach.

2.6.8.      Conditions Precedent to Loan. In Lender’s discretion, Lender’s obligation to make the Loan shall be subject to:

(a)            receipt by the Lender of the closing deliverables set forth on the closing list provided to Borrower prior to the Effective Date;

(b)            payment of each of the following, which may be paid from the Loan proceeds at closing to the extent not previously paid: (i) origination fee to Lender equal to $330,000, (ii) origination fee to Arcadia Funding equal to $110,000, (iii) loan fee to Lender equal to $5,000, and (iv) additional fees and costs as set forth on the disbursement authorization.

(c)            evidence of equity raise equal to $696,007, which shall be deposited into the Fund Control Account at closing;

(d)            the accuracy of all representations and warranties in all Loan Documents;

(e)            the simultaneous closing of the Related Loan Documents;

(f)             no Event of Default shall exist or be caused by closing the Loan; and

(g)            such other conditions as Lender determines in its sole discretion.

2.6.9.      Conditions Precedent to Each Advance. In Lender’s discretion, Lender’s obligation to make an Advance (either directly or through Fund Control Agent) shall be subject to receipt of the following documents and satisfaction of the following conditions precedent unless otherwise waived by Lender:

(a)            Receipt of evidence satisfactory to Lender (such as will-serve letters from appropriate Governmental Authorities) of the availability to the Mortgaged Property of all public utility services and facilities when needed for construction and for use, occupancy, and operation of the Improvements.

(b)            Receipt of evidence satisfactory to Lender that Borrower has complied with all covenants, conditions, restrictions, and reservations affecting the Mortgaged Property, that the Mortgaged Property is duly and validly zoned for the intended use, and that Borrower has obtained all zoning, subdivision, and environmental approvals, permits, and maps required to be obtained in order to construct the Improvements.

(c)            Receipt and approval by Lender of all building and other permits required for construction of the Improvements in accordance with the Construction Documents.

(d)            Receipt by Lender of the performance and the material and labor bonds, if any.

(e)            Receipt and approval by Lender of a site plan showing the location of any existing Improvements, the proposed location of all Improvements to be constructed in accordance with the Construction Documents, and the location of all parking areas, and listing the number of parking spaces provided by such parking areas and the number of parking spaces required by applicable zoning ordinances and certified by any necessary design professional or other licensed architect (the "Design Professional") to be true and correct regarding the Construction Documents.

(f)             Any additional subcontracts in excess of $20,000.00 not previously submitted to Lender must be submitted to and approved by Lender.

(g)            Receipt by Lender of any other documents and assurances as it may reasonably request, including but not limited to all vendor invoices establishing work performed.

(h)            Evidence satisfactory to Lender that the Mortgaged Property is not located in an area identified as a flood-prone area as defined by the U.S. Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973.

(i)             Lender or its agent has inspected the Mortgaged Property (which inspection may be at any time provided Lender provides at least twenty-four hours’ notice to Borrower prior to an inspection) to confirm the workmanship and quality of the work performed prior to any Advance.

(j)             Borrower shall be in full compliance and shall not be in default or in breach of any covenant, obligation, requirement, representation or warranty under this Agreement or under any of the Loan Documents.

(k)            Neither the Improvements, to the extent then constructed, nor all or any part of the Mortgaged Property shall have been materially damaged, destroyed, condemned, or threatened with condemnation.

(l)             No order or notice shall have been made by, or received from, any Governmental Authority stating that the work or construction is or will be in violation of any Governmental Requirement affecting the Mortgaged Property.

(m)           Delivery of a “date down endorsement” to Lender’s mortgagee policy of title insurance in form and substance acceptable to Lender in Lender’s sole discretion, and such other endorsements to its title insurance policy as Lender may, in its reasonable discretion, determine are necessary.

(n)            No later than seven business days prior to any request for an Advance, a completed Draw Package delivered to Fund Control Agent and Lender.

(o)            Pictures of completed work item(s);

(p)            Copies of paid receipts for materials and goods purchased in order to complete the Improvements identified in the Draw Package and all Change Orders as required under this Agreement not previously delivered to Lender;

(q)            Copies of permits and copies of evidence of inspection and acceptable completion for any Improvements listed in the Draw Package which require a permit or inspection by applicable Governmental Requirements.

(r)             Written approval by an inspector of the necessary Governmental Authority, if applicable, or written approval by Lender at Lender’s absolute discretion for any Improvements which do not require an inspection by a Governmental Authority.

(s)             No Event of Default shall have occurred.

(t)             No Force Majeure Event has occurred.

(u)            There has been no occurrence of an event that Lender, in its sole and absolute discretion, determines has, or will have, an adverse effect on (i) the Mortgaged Property, (ii) any construction occurring on the Mortgaged Property; (iii) the business, profits, prospects, management, operations or condition (financial or otherwise) of Borrower, Guarantor, or the Collateral, (iv) the enforceability, validity, perfection or priority of the liens granted under the Security Agreement , or (v) the ability of Borrower and/or Guarantor to perform their respective obligations under the Loan Documents.

(v)            Any additional conditions reasonably required by Lender or its agents.

(w)           The Initial Funding Requirements have been delivered to or waived in writing by Lender. Upon confirmation by Lender that the Initial Funding Requirements have been delivered to or otherwise waived in writing by Lender, proceeds from the initial Advance of Loan funds shall be disbursed for Borrower's benefit for the full payment and satisfaction of the NV Viridis Note, as defined in Exhibit "D" attached hereto.

2.6.10.   Conditions Precedent to Final Advance. In addition to compliance with the conditions precedent set forth in the Section above, Lender’s obligation to make the final Advance described in the Disbursement Schedule shall be subject to receipt of the following documents and satisfaction of the following conditions precedent:

(a)            Completion of all required construction and rehabilitation work, including, but not limited to all work described in the Disbursement Schedule and the Construction Documents, to the satisfaction of Lender in its sole and absolute discretion.

(b)            Written confirmation of final approval of the construction by any and all required Governmental Authorities.

(c)            In Lender’s sole discretion, Lender’s receipt of an update to the pre-construction appraisal or a new appraisal to confirm post-construction value of the Mortgaged Premises is at least equal to the anticipated value established prior to Loan approval. If the appraised value of the Mortgaged Premises after completion of construction of the Improvements is less than the amount used by Lender when approving the Loan, Lender may, in its sole discretion, apply any remaining amounts in the Fund Control Reserve to reduce the outstanding balance of the Loan.

(d)            The request for the final Advance, and satisfaction of all applicable conditions precedent, shall be made at least ninety (90) days prior to the Maturity Date, otherwise Lender shall have no obligation to make the final Advance.

2.6.11.   Default by Borrower. Upon an Event of Default, Lender may use the Fund Control Reserve to: (i) make interest payments under the Note, (ii) make protective advances to protect or maintain the Collateral, (iii) pay down the principal amount owed on the Loan, or (iv) otherwise make any payment on the Secured Obligations, all in Lender’s sole and absolute discretion. Should Lender be required to utilize the Fund Control Reserve for anything other than the construction and development of the Improvements in accordance with the Disbursement Schedule and the Construction Documents, Borrower shall be required to replenish funds in the Fund Control Reserve. The failure to replenish the Fund Control Reserve upon five (5) business days written notice by Lender to Borrower shall be an Event of Default under this Agreement. Upon indefeasible payment in full in cash of all Secured Obligations, the Fund Control Reserve shall be released to the Borrower or such other Person as is legally entitled thereto.

2.6.12.   No Lender Representations. The making of any Advance by Lender shall not be interpreted as either (a) an approval or acceptance by Lender of the work done through the date of the disbursement, (b) a representation or warranty by Lender to any party, including without limitation Borrower, against any deficiency or defect in the work or against any breach of any contract, or (c) any consent to or waiver of any condition, requirement, or term under any Loan Document.

2.6.13.   Disbursement Schedule Budget Revisions.

(a)       The budget ("Budget") set forth in the Disbursement Schedule shall be subject to revision from time to time in accordance with this Section 2.6.13.

(b)       Provided the Advance is being used solely for the purposes set forth in Section 2.6.4 and relates to work actually performed and materials and equipment actually incorporated into, the Improvements, Borrower shall have the right, in its reasonable discretion, to determine to which category any item of cost, expense or fee set forth in the Budget for which Borrower requests an Advance shall be applied. The maximum amount that Lender shall be obligated to disburse for any line item in the Budget) shall not exceed the amount designated for such category on the Budget as it may be amended from time to time pursuant to this Section 2.6.13.

(c)       Borrower agrees to provide Lender with copies of all Construction Documents and other agreements relating to the Improvements so that Lender can verify all costs set forth in the Budget, which Construction Documents and other agreements shall be subject to Lender's review and approval. Based on such review and approval of costs by Lender, Borrower shall have the right to reduce or increase the dollar amount of any line Budget items or reallocate between line items in the Budget so long as the aggregate amount of any such allocations and corresponding reductions and increases in the Budget does not exceed $100,000 without the prior written consent of Lender.

(d)       All modifications to the Budget made in accordance with this Section 2.6.13 will be evidenced by a new Budget approved by Lender in its reasonable discretion.

2.6.14.	Change Orders.

(a)       Any change (pursuant to change order, amendment or otherwise) relating to the Construction Documents or the construction schedule, must be approved in advance in writing by: (i) Lender (subject to Section 2.6.14(d) below); (ii) all applicable Governmental Authorities; (iii) any party to a purchase or construction contract with a right of approval; and (iv) each surety under payment or performance bonds covering any contract for construction of all or a portion of the Improvements.

(b)       All requests for changes, other than changes which do not require Lender’s consent as hereinafter provided, must be in writing, signed by Borrower, the Design Professional, and Contractor, and delivered to Lender for its approval. Borrower will not perform or permit the performance of any work pursuant to any change order requiring Lender’s consent under the terms herein without Lender’s prior written approval. Borrower will obtain any required permits or authorizations from any party having a right of approval or any security as set forth in Section 2.6.14(a) above before approving or requesting a new change order.

(c)       In connection with any proposed change (regardless of whether Lender’s approval thereto is necessary), Lender may require Borrower to provide: (i) evidence satisfactory to Lender of the cost and time necessary to complete the proposed change; and (ii) a deposit in the amount of any increased costs into the Fund Control Account.

(d)       Borrower shall only be required to obtain Lender’s prior approval if the proposed change: (i) constitutes a material change in the building material or equipment specifications, or in the architectural or structural design, value or quality of any of the Improvements; (ii) would result in an increase of construction costs in excess of $25,000.00 for any single change or in excess of $50,000.00 for all such changes; (iii) would affect the structural integrity, quality of building materials, or overall efficiency of operating systems of the Improvements; or (iv) constitutes an increase in the cost or amount of any of the Construction Documents.

2.7.          Debt Service Reserve. Out of the Loan proceeds, Lender will hold in reserve $0 as a debt service reserve (the “Debt Service Reserve”). Lender will use the Debt Service Reserve to pay the monthly debt service payments due under the Note (“Debt Service Payments”) until the Debt Service Reserve is exhausted. After the Debt Service Reserve is exhausted, Borrower will begin to tender payments due under the Note directly to Lender. Upon an Event of Default, Lender may use the Debt Service Reserve to: (i) make interest payments under the Note, (ii) make protective advances to protect or maintain the Collateral, (iii) pay down the principal amount owed on the Loan, or (iv) otherwise make any payment on the Secured Obligations, all in Lender’s sole and absolute discretion. Should Lender be required to utilize the Debt Service Reserve for anything other than Debt Service Payments, Borrower shall be required to replenish funds in the Debt Service Reserve. The failure to replenish the Debt Service Reserve upon five (5) business days written notice by Lender to Borrower shall be an Event of Default under this Agreement. Upon indefeasible payment in full in cash of all Secured Obligations, the Debt Service Reserve shall be released to the Borrower or such other Person as is legally entitled thereto.

2.8.          Request for Extension. Borrower may request one (1) six (6) month extension of the Maturity Date of the Note if and only if all of the following conditions are met:

(a)            Borrower delivers to Lender a written request for such extension, together with payment of the Extension Fee, no later than forty-five (45) days prior to the then-current Maturity Date;

(b)            Borrower has made all payments due under the Note on or before the date they were due;

(c)            Borrower and any Guarantor have complied with all of the covenants of and are currently not in default under this Agreement, the Note, the Deed of Trust, or any other Loan Document;

(d)            Borrower delivers to Lender written confirmation that any and all property taxes and assessments due and owing on the Mortgaged Property have been paid;

(e)            Borrower delivers to Lender written confirmation that all insurance policies required under the Loan Documents are paid and in effect during the twelve (12) month period following the date of the extension request;

(f)             Borrower and any Guarantor’s credit rating have not materially changed since the execution of the Loan Documents;

(g)            If requested, Borrower and any Guarantor provide to Lender updated financial statements that indicate that there is no material change in the financial condition of Borrower or any Guarantor since execution of the Loan Documents;

(h)            Lender determines, in its reasonable discretion, that there has not been a material negative change to the physical condition or value of the Collateral, other than a change Lender has authorized in writing;

(i)             Borrower has agreed to pay all costs and fees associated with the loan extension, including but not limited to costs of an extension endorsement to the Lender’s title insurance policy; any recording, notary, or inspection fees and costs; all escrow fees inclusive of messenger and handling fees; legal fees; and, the fee charged for the preparation of the extension agreement; and

(j)             Such other conditions as Lender determines are necessary in its reasonable discretion.

2.8.1.      Time of Extension. If Borrower satisfies each condition set forth above for such extension, and the Lender consents to such extension request, the Maturity Date shall be extended for a period of 6 months.

2.8.2.      Extension Fee. As consideration to Lender for granting such extension, Borrower shall pay to Lender on the date such extension is requested, an extension see equal to 3.00% of the outstanding balance of the Note as of the date of the request for such extension (the “Extension Fee”). The Extension Fee shall be fully earned, due, and payable on the date of the request for such extension, provided that in the event that Lender does not consent to Borrower's extension request for any reason, Lender shall refund to Borrower the full amount of the Extension Fee.

3.              BORROWER’S REPRESENTATIONS AND WARRANTIES. To induce Lender to make the Loan, each Loan Party represents and warrants as follows, which representations and warranties shall be true and correct as of the execution of this Agreement, on the date each Advance is requested and disbursed, and shall survive the execution and delivery of the Loan Documents:

3.1.          Organization; Capacity. Each Loan Party and Designated Affiliate is an entity duly existing under the laws of the state or province in which it is organized or imported, as applicable, and qualified and licensed to do business in any state or province in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect. Each Loan Party has the full power, authority, and legal right to execute and deliver, and to perform and observe the provisions of this Agreement, the other Loan Documents, and any other document, agreement, certificate, or instrument executed in connection with the Loan, and to carry out the contemplated transactions.

3.2.          Authority and Enforceability. Each Loan Party’s execution, delivery, and performance of this Agreement, the other Loan Documents, and any other document, agreement, certificate, or instrument executed in connection with the Loan, (i) have been duly authorized by all necessary corporate or other business entity action, (ii) do not and will not require any registration with, consent, or approval of, notice to, or any action by any Person or Governmental Authority other than has been obtained, and (iii) do not violate any corporate or other business entity documents of such Loan Party. This Agreement, the Note, and the other Loan Documents executed in connection with the Loan, when executed and delivered by each Loan Party, shall constitute the legal, valid, binding, and joint and several obligations of the Loan Parties, enforceable in accordance with their respective terms.

3.3.          Compliance with Other Instruments. The execution and delivery of this Agreement and the other Loan Documents, and compliance with their respective terms, and the issuance of the Note and other Loan Documents as contemplated in this Agreement, will not result in a breach of any of the terms or conditions of, or result in the imposition of, any lien, charge, or encumbrance (except as created by this Agreement, the Security Agreement and the other Loan Documents) on any Collateral, or constitute a default (with due notice or lapse of time or both) or result in an occurrence of an event for which any holder or holders of indebtedness may declare the same due and payable under, any indenture, agreement, order, judgment, or instrument to which any Loan Party is a party or by which any Loan Party or its properties may be bound or affected. No Loan Party or Designated Affiliate is in default under any agreement by which it is bound, except where such default would not reasonably be expected to have a material adverse effect.

3.4.          Compliance with Law. The execution and delivery of this Agreement, the Note, and the other Loan Documents, or any other document, agreement, certificate, or instrument to which each Loan Party is bound in connection with the Loan, do not conflict with, result in a breach or default under, or create any lien or charge under any provision of any Governmental Requirements to which it is subject and shall not violate any of the Governmental Requirements. Each Loan Party and Designated Affiliate (a) is in material compliance with all Governmental Requirements, including all applicable State Cannabis Laws, and (b) has all requisite governmental licenses, permits, authorizations, consents and approvals necessary to operate its business as currently conducted.

3.5.          Adverse Events. Since the date of the financial statements delivered to Lender before Effective Date, neither the condition (financial or otherwise) nor the business of Loan Parties, the Designated Affiliates and their property, or the Collateral have been materially adversely affected in any way.

3.6.          Litigation. There are no actions, suits, investigations, or proceedings pending or, to any Loan Party’s knowledge after due inquiry and investigation, threatened against or affecting any Loan Party or Designated Affiliate at law or in equity, before or by any Person or Governmental Authority, that, if adversely determined, would have a material adverse effect on the business, properties, or condition (financial or otherwise) of any Loan Party or any Designated Affiliate or on the validity or enforceability of this Agreement, any of the other Loan Documents, or the ability of the Loan Parties to perform under any of the Loan Documents.

3.7.          No Untrue Statements. All statements, representations, and warranties made by each Loan Party in this Agreement or any other Loan Document and any other agreement, document, certificate, or instrument previously furnished or to be furnished by a Loan Party to Lender under the Loan Documents (a) are and will be true, correct, and complete in all material respects at the time they were made and as of the execution of this Agreement, (b) do not and shall not contain any untrue statement of a material fact, and (c) do not and shall not omit to state a material fact necessary to make the information in them neither misleading nor incomplete. Borrower understands that all such statements, representations, and warranties shall be deemed to have been relied on by Lender as a material inducement to make the Loan.

3.8.          Policies of Insurance. Each copy of the insurance policies relating to the Collateral delivered to Lender (a) is a true, correct, and complete copy of the respective original policy in effect on the date of this Agreement, and no amendments or modifications of said documents or instruments not included in such copies have been made, and (b) has not been terminated and is in full force and effect. No Loan Party is in default in the observance or performance of its material obligations under said policies and such Loan Party has done all things required to be done as of the date of this Agreement to keep unimpaired its rights thereunder.

3.9.          Financial Statements. All financial statements furnished to Lender are true and correct in all material respects, are prepared in accordance with generally accepted accounting principles, and do not omit any material fact the omission of which makes such statement or statements misleading. There are no facts that have not been disclosed to Lender in writing that materially or adversely affect or could potentially in the future affect the Collateral or the business prospects, profits, or condition (financial or otherwise) of any Loan Party or any Designated Affiliate or the Loan Parties ability to pay and perform the Secured Obligations.

3.10.       Taxes. Each Loan Party and each Designated Affiliate has filed or caused to be filed all tax returns that are required to be filed by it under the Governmental Requirements of each Governmental Authority with taxing power over such Person, and such Person has paid, or made provision for the payment of, all taxes, assessments, fees, and other governmental charges that have or may have become due under said returns, or otherwise, or under any assessment received by such Person except such taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles) have been set aside.

3.11.       Improper Financial Transactions.

3.11.1.   Each Loan Party and each Designated Affiliate is in full compliance with all Governmental Requirements that prohibit, regulate or restrict financial transactions, and any amendments or successors thereto and any applicable regulations promulgated thereunder (collectively, the “Financial Control Laws”), including but not limited to those related to money laundering offenses and related compliance and reporting requirements (including any money laundering offenses prohibited under the Money Laundering Control Act, 18 U.S.C. Section 1956 and 1957 and the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq.) and the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq.

3.11.2.   Each Loan Party represents and warrants that no Loan Party or Designated Affiliate is (i) a Barred Person; (ii) owned or controlled, directly or indirectly, by any Barred Person; and (iii) acting, directly or indirectly, for or on behalf of any Barred Person. No Loan Party is subject to any sanctions by a Governmental Authority.

3.12.       Representation on Use of Proceeds. Borrower represents and warrants to Lender that the proceeds of the Loan will be used solely for business, commercial investment, or similar purposes, and that no portion of it will be used for personal, family, or household purposes.

3.13.       Brokerage Fees. Each Loan Party represents and warrants to Lender that no Loan Party has dealt with any Person, other than the parties identified in the final settlement statement, who are or may be entitled to any finder’s fee, brokerage commission, loan commission, or other sum in connection with the execution of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents, or the making of the Loan by Lender to Borrower, and each Loan Party agrees to indemnify and hold Lender harmless from and against any and all loss, liability, or expense, including court costs and attorney fees, that Lender may suffer or sustain if such warranty or representation proves inaccurate in whole or in part.

3.14.       Perfection and Priority of Security Interest. Other than as set forth in the Information Certificate, no Loan Party nor any Designated Affiliate has entered into or granted any security agreements, or permitted the filing or attachment of any security interests on or affecting any of their respective assets, including the Collateral, directly or indirectly that would have priority or in any way be superior to Lender’s security interests and rights in and to the Collateral. Each of the Loan Parties and Designated Affiliates has (a) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (b) good and marketable title to (in the case of all other real or personal property), all of their respective assets. All of such assets are free and clear of liens except for liens permitted pursuant to this Agreement. Each Loan Party and Designated Affiliate owns, is licensed to use or otherwise has the right to use, all intellectual property that is material to the condition (financial or other), business or operations of such Loan Party (such intellectual property, the “Material Intellectual Property”). All Material Intellectual Property owned or licensed by any Loan Party or Designated Affiliate is issued, registered or pending with any Governmental Authority is set forth on the Information Certificate. Each Loan Party and Designated Affiliate conducts its business without material infringement or claim of material infringement of any intellectual property rights of others and there is no material infringement or claim of material infringement by others of any Material Intellectual Property rights of any Loan Party or Designated Affiliate.

3.15.       Subsidiaries. No Loan Party or Designated Affiliate owns any stock, partnership interest or other equity securities of any Person other than as set forth in the Information Certificate. Other than as described in the Information Certificate, there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party’s or Designated Affiliate’s equity interests, including any right of conversion or exchange under any outstanding security or other instrument. No Loan Party or Designated Affiliate is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its equity interests or any security convertible into or exchangeable for any of its equity interests. All of the outstanding equity interests of each Loan Party and each Designated Affiliate (i) has been validly issued, is fully paid and non-assessable, to the extent applicable, (ii) was issued in compliance with all Governmental Requirements, and (iii) are free and clear of all liens other than liens permitted under this Agreement.

3.16.       Material Contracts. No Loan Party is a party to, nor is bound by, any material license or other agreement that prohibits or otherwise restricts such Loan Party from incurring the obligations under this Agreement and the Loan Documents to which it is a party or granting a security interest in the Collateral, other than this Agreement or the other Loan Documents. Each material contract of a Loan Party or a Designated Affiliate (a “Material Contract”) is set forth on the Information Certificate and (a) is in full force and effect and is binding upon and enforceable against the applicable Persons party thereto in accordance with its terms, (b) has not been otherwise amended or modified other than as disclosed to the Lender, and (c) is not in material default due to the action or inaction of any applicable Person party thereto. No Loan Party or Designated Affiliate is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Material Contracts, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a material adverse effect.

3.17.       Solvency, Payment of Debts. The Loan Parties, taken as a whole, are, and after giving effect to the Loan and the other transactions contemplated by the Loan Documents, will be, able to pay their debts (including trade debts) as they mature; the fair saleable value of the Loan Parties’ assets (including goodwill minus disposition costs), taken as a whole, exceeds the fair value of its liabilities, taken as a whole; and no Loan Party will be left with unreasonably small capital after the transactions contemplated by this Agreement. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party. The Designated Affiliates, taken as a whole, are, able to pay their debts (including trade debts) as they mature; the fair saleable value of the Designated Affiliates’ assets (including goodwill minus disposition costs), taken as a whole, exceeds the fair value of its liabilities, taken as a whole; and no Designated Affiliate has unreasonably small capital.

3.18.       Accounts. The Designated Accounts are the only bank and security accounts owned or maintained by the Loan Parties and the Designated Affiliates.

4.              INSURANCE COVENANTS.

4.1.          Casualty Insurance. Each Loan Party shall at all times keep its properties insured for the benefit of Lender as follows, and shall cause the Designated Affiliates to maintain the same for the benefit of the Loan Parties, as applicable:

4.1.1.      Against damage or loss by fire and such other hazards (including lightning, windstorm, hail, explosion, riot, acts of striking employees, civil commotion, vandalism, malicious mischief, aircraft, vehicle, and smoke) as are covered by the broadest form of extended coverage endorsement available from time to time, in an amount not less than the Full Insurable Value of the Collateral, with a deductible amount not to exceed an amount satisfactory to Lender; windstorm coverage is included under the extended coverage endorsement of most hazard policies, but in some states it may be excluded. If the hazard policy excludes the windstorm/hail endorsement a separate windstorm policy must be provided. The coverage amounts must equal that of the hazard policy;

4.1.2.      Rent loss or business interruption or use and occupancy insurance on such basis and in such amounts and with such deductibles as are satisfactory to Lender;

4.1.3.      Against damage or loss by flood if the Collateral is located in an area identified by the Secretary of Housing and Urban Development or any successor or other appropriate authority (governmental or private) as an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, modified, supplemented, or replaced from time to time, on such basis and in such amounts as Lender may require;

4.1.4.      Against damage or loss from (a) sprinkler system leakage and (b) boilers, boiler tanks, heating and air conditioning equipment, pressure vessels, auxiliary piping, and similar apparatus, on such basis and in such amounts as Lender may require;

4.1.5.      During any alteration, construction, or replacement of Improvements, or any substantial portion of it, a Builder’s All Risk policy with extended coverage with course of construction with a Lender’s Loss Payable Endorsement (ISO 1993 438BFU or ISO CP 12 18) or equivalent naming Lender attached, and with completed value endorsements, for an amount at least equal to the Full Insurable Value of the Improvements, and workers’ compensation, in statutory amounts, with provision for replacement with the coverage described herein, without gaps or lapsed coverage, for any completed portion of the Improvements; and

4.1.6.      If applicable, against damage or loss by earthquake, in an amount and with a deductible satisfactory to Lender, if such insurance is required by Lender in the exercise of its business judgment in light of the commercial real estate practices existing at the time the insurance is issued and in the County where the Collateral is located.

4.2.          Liability Insurance. Each Loan Party shall, and shall cause each Designated Affiliate to, procure and maintain workers’ compensation insurance for such Person’s employees. Each Loan Party shall, and shall cause each Designated Affiliate to, procure and maintain comprehensive general liability insurance covering such Person, and, in the case of each Loan Party, Lender, against claims for bodily injury or death or for damage occurring in, on, about, or resulting from such Person’s property, or any street, drive, sidewalk, curb, or passageway adjacent to it, in standard form and with such insurance company or companies and in an amount of at least as Lender may require, which insurance shall include completed operations, product liability, and blanket contractual liability coverage that insures contractual liability under the indemnifications set forth in this Agreement and the Loan Documents (but such coverage or its amount shall in no way limit such indemnification).

4.3.          Other Insurance. Each Loan Party shall, and shall cause each Designated Affiliate to, procure and maintain such other insurance or such additional amounts of insurance, covering such Loan Party, the Designated Affiliates, or the Collateral as (a) may be required by the terms of any Construction Document or by any Governmental Authority, (b) may be specified in any other Loan Documents, or (c) may be required by Lender from time to time.

4.4.          Form of Policies. All insurance policies required under this Section shall be fully paid for and nonassessable. The policies shall contain such provisions, endorsements, and expiration dates as Lender from time to time reasonably requests and shall be in such form and amounts, and be issued by such insurance companies doing business in the state where the applicable property is located, as Lender shall approve in Lender’s sole and absolute discretion. Unless otherwise expressly approved in writing by Lender, each insurer shall have a Best Rating of Class A, Category VIII, or better. All policies of the Loan Parties shall (a) contain a waiver of subrogation endorsement; (b) provide that the policy will not lapse or be canceled, amended, or materially altered (including by reduction in the scope or limits of coverage) without at least 30 days prior written notice to Lender; (c) contain a mortgagee’s endorsement (438 BFU Endorsement or equivalent), a lender loss payee endorsement, and an additional insured endorsement, as applicable, and name Lender as a certificate holder and additional insured; and (d) include such deductibles as Lender may approve. If a policy required under this Section contains a co-insurance or overage clause, the policy shall include a stipulated value or agreed amount endorsement acceptable to Lender.

4.5.          Duplicate Originals or Certificates. Duplicate original policies evidencing the insurance required herein and any additional insurance that may be purchased on the Collateral by or on behalf of a Loan Party shall be deposited with and held by Lender and, in addition, each Loan Party shall deliver to Lender (a) receipts evidencing payment of all premiums on the policies and (b) duplicate original renewal policies or a binder with evidence satisfactory to Lender of payment of all premiums at least 30 days before the policy expires. In lieu of the duplicate original policies to be delivered to Lender provided for herein, Borrower may deliver original certificates from the issuing insurance company, evidencing that such policies are in full force and effect and containing information that, in Lender’s reasonable judgment, is sufficient to allow Lender to ascertain whether such policies comply with the requirements herein.

4.6.          Increased Coverage. If Lender determines that the limits of any insurance carried by a Loan Party or Designated Affiliate are inadequate or that additional coverage is required, the Loan Parties shall, or shall cause the Designated Affiliates to, within 10 days after written notice from Lender, procure such additional coverage as Lender may require in Lender’s sole and absolute discretion.

4.7.          No Separate Insurance. No Loan Party shall carry separate or additional insurance concurrent in form or contributing in the event of loss with that required herein unless endorsed in favor of Lender as required by this Section and otherwise approved by Lender in all respects.

4.8.          Transfer of Title. In the event of foreclosure of any Collateral or other transfer of title or assignment of any Collateral in extinguishment, in whole or in part, of the Secured Obligations, all right, title, and interest of a Loan Party in and to all insurance policies required herein or otherwise then in force with respect to the Collateral and all proceeds payable under, and unearned premiums on, such policies shall immediately vest in the purchaser or other transferee of the Collateral.

4.9.          No Warranty. No approval by Lender of any insurer may be construed to be a representation, certification, or warranty of its solvency and no approval by Lender as to the amount, type, or form of any insurance may be construed to be a representation, certification, or warranty of its sufficiency.

4.10.       Lender’s Right to Obtain. If any policy is not delivered to Lender as required in this Section or if any such policy is canceled, whether or not Lender has the policy in its possession, and no reinstatement or replacement policy is received before termination of insurance, Lender, without notice to or demand on a Loan Party, may (but is not obligated to) obtain such insurance insuring only Lender with such company as Lender may deem satisfactory, and pay the premium for such policies, and the amount of any premium so paid shall be charged to and promptly paid by the Loan Parties or, at Lender’s option, may be added to the Secured Obligations. Each Loan Party acknowledges that, if Lender obtains insurance, it is for the sole benefit of Lender, and no Loan Party shall rely on any insurance obtained by Lender to protect any Loan Party in any way.

4.11.       Duty to Restore After Casualty. If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) results in damage to or loss or destruction of the Collateral, Loan Parties shall immediately give notice of such loss or damage to Lender and, if Lender so instructs, shall promptly, at the Loan Parties’ sole cost and expense, regardless of whether any insurance proceeds will be sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace, and rebuild the Collateral as nearly as possible to its value, condition, and character immediately before the damage, loss, or destruction.

5.              LOAN PARTY COVENANTS AND REPORTING REQUIREMENTS.

5.1.          Reporting.

5.1.1.      Financial Statements. Loan Parties shall furnish to Lender (a) an annual statement of the operation of the Mortgaged Property prepared and certified by Borrower, showing in reasonable detail satisfactory to Lender total rents received and total expenses together with an annual balance sheet and profit and loss statement, within 90 days after the close of each fiscal year of Borrower; (b) within 30 days after the end of each calendar quarter (March 31, June 30, September 30, December 31) interim statements of the operation of the Mortgaged Property showing in reasonable detail satisfactory to Lender total rents and other income and receipts received and total expenses for the previous quarter, certified by Borrower; (c) copies of Borrower’s annual state and federal income tax returns within 30 days after filing them, and (d) such other information pertaining to the finances, business, and operations of the Loan Parties and the Designated Affiliates as the Lender may request from time to time. Borrower shall keep accurate books and records, and allow Lender, its representatives and agents, on notice, at any time during normal business hours, access to such books and records regarding acquisition, construction, development, and operations of the Mortgaged Property, including any supporting or related vouchers or papers, shall allow Lender to make extracts or copies of any such papers, and shall furnish to Lender and its agents convenient facilities for the audit of any such statements, books, and records.

5.1.2.      Recordkeeping. Each Loan Party shall keep adequate records and books of account in accordance with generally accepted accounting principles and practices and shall permit Lender, by its agents, accountants, and attorneys, to examine such Loan Party’s records and books of account and to discuss the affairs, finances, and accounts of the Loan Parties with the officers of any Loan Party, at such reasonable times as Lender may request.

5.1.3.      Additional Financial Statements. The Loan Parties shall deliver to Lender within 120 days after the close of their respective fiscal years a balance sheet and profit and loss statement of the Parent and its Subsidiaries on a consolidated and consolidating basis, prepared by the principal of the Borrower or Parent or an independent certified public accountant satisfactory to Lender, setting forth in each case, in comparative form, figures for the preceding year, which statements shall be accompanied by the unqualified opinion of the principal of the Borrower or Parent or such accountant as to their accuracy. Throughout the term of the Loan, Borrower and any Guarantor shall deliver, with reasonable promptness, to Lender such other information with respect to Borrower or Guarantor as Lender may from time to time request. All financial statements of Borrower or Guarantor shall be prepared using reasonably accepted accounting practices applied on a consistent basis and shall be delivered in duplicate. Documents and information submitted by Borrower to Lender are submitted confidentially, and Lender shall not disclose them to third parties and shall limit access to them to what is necessary to service the loan, accomplish the normal administrative, accounting, tax-reporting, and other necessary functions, to sell all or any part of the loan and to report such information as required to any Governmental Authority.

5.2.          Obligation to Notify Lender.

5.2.1.      Event of Default. Each Loan Party shall notify Lender in writing of any condition or event that could reasonably be expected to result in any Event of Default, and shall promptly furnish Lender with any and all information on such event that Lender may request, including what action the Loan Parties propose to take with respect thereto.

5.2.2.      Government Notice. Each Loan Party shall give immediate written notice to Lender of any notice, proceeding, inquiry, examination, audit, material written communication, warning document or letter, investigation, enforcement action, penalty, fine, or civil or criminal action by any Person, including any Governmental Authority, related to any Loan Party, Designated Affiliate, or Collateral upon such Loan Party’s knowledge, constructive or actual, of any of the foregoing, together with a copy thereof and any additional information related thereto requested by the Lender.

5.2.3.      Material Adverse Effect. Each Loan Party shall notify Lender of the occurrence of any event that has had, or could reasonably be expected to result in, a material adverse effect on the Loan Parties, the Collateral, or the Designated Affiliates.

5.2.4.      Material Contracts. Each Loan Party shall notify Lender of (i) any material default or breach by any Person under any Material Contract, (ii) any termination or non-renewal of any Material Contract or the receipt by any Person of any written notice from the other party to any Material Contract of such party’s intent to terminate or not renew such Material Contract, or (iii) entering into a new Material Contract.

5.3.          Compliance with Law. Each Loan Party shall, and shall cause each Designated Affiliate to: (a) maintain a yearly accounting cycle; (b) maintain in full force and effect all Material Intellectual Property and all material licenses, bonds, franchises, leases, contracts, and other rights necessary or desirable to the conduct of its business, or related to the Collateral; (c) continue in, and limit its operations to, substantially the same general lines of business as those presently conducted by it; (d) pay when due all taxes, license fees, and other charges upon the Collateral or upon such Person’s business, property or the income therefrom; and (e) comply with all Governmental Requirements. Each Loan Party shall, and shall cause each Designated Affiliate to, do all things necessary to preserve and keep in full force and effect its valid existence, good standing with respect to all other jurisdictions in which it is qualified to do business, franchises, rights, permits, licenses, approvals, and privileges as such entity under the laws of the state of its incorporation or formation, and shall comply with all Governmental Requirements of any Governmental Authority applicable to it, to its properties, or to any Collateral. Each Loan Party and each Designated Affiliate is, and shall remain at all times, in full compliance with all Governmental Requirements that prohibit, regulate or restrict financial transactions (including but not limited to money-laundering and tax fraud), and any amendments or successors thereto and any applicable regulations promulgated thereunder (collectively, the “Financial Control Laws”), including but not limited to those related to money laundering offenses and related compliance and reporting requirements (including any money laundering offenses prohibited under the Money Laundering Control Act, 18 U.S.C. Section 1956 and 1957 and the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq.) and the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq. Each Loan Party will, upon request, provide Lender with (or cooperate with Lender in obtaining) information required by Lender for purposes of complying with any Financial Control Laws. Each Loan Party affirms and declares that it and the source of all funds related to any and all payments made to Lender and any and all payments made in relation to the Loan, including, but not limited to, any deposits, fees, and any payments to be made under the Loan Documents, are, and shall be, (1) fully compliant with all Financial Control Laws, (2) made with lawfully sourced funds which were/are deposited in a depository institution insured by a Federal or state agency located in the United States of America, and (3) each Loan Party, each Designated Affiliate, and their respective principals, subsidiaries, agents, and assigns are not subject to any inquiries, investigations, administrative hearings, and/or sanctions set forth by any Governmental Authority implementing Financial Control Laws.

5.4.          Care of Collateral, Property. Each Loan Party shall: (a) keep the Collateral in good condition and repair; (b) restore and repair to the equivalent of its original condition all or any part of any Collateral that may be damaged or destroyed, whether or not insurance proceeds are available to cover any part of the cost of such restoration and repair, and regardless of whether Lender permits the use of any insurance proceeds to be used for restoration under this Agreement or the other Loan Documents; (c) comply with all laws and Governmental Requirements affecting the Collateral or requiring that any alterations, repairs, replacements, or improvements be made thereon; (d) not commit or permit waste on or to any Collateral, or commit, suffer, or permit any act or violation of law to occur on it; (e) not abandon any Collateral; (f) notify Lender in writing of any condition of any Collateral that may have a significant and measurable effect on its market value; (g) do all other things that the character or use of the Collateral may reasonably render necessary to maintain it in the same condition (reasonable wear and tear expected) as existed at the date of this Agreement; (h) at all times warrant and defend Borrower’s ownership and possession of the Collateral; and (i) keep the Collateral free from all liens, claims, encumbrances and security interests.

5.5.          Transfer of Collateral, Other Assets. No Loan Party will, nor will it permit any Designated Affiliate to, without obtaining the prior written consent of Lender, transfer, convey, sell, lease, or assign, or permit any of the foregoing, of (i) any Collateral or any part thereof, (ii) all or any material part of its business or property, except for (1) sales of inventory in the ordinary course of business; (2) transfers of worn-out, surplus, or obsolete equipment in the ordinary course of business; (3) transfers of accounts in connection with the compromise, settlement or collection thereof, (4) transfers resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of such Person; and (5) transfers consisting of such Person’s use or transfer of money or cash equivalents in the ordinary course of its business for the payment of ordinary course business expenses in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; provided that nothing in this Section will be deemed to permit the transfer of any Collateral from the Designated Accounts to any other banking or securities account maintained by any Loan Party or Excluded Entity without Lender’s prior written consent.

5.6.          Further Acts. Each Loan Party shall, at its sole cost and expense, and without expense to Lender, do, execute, acknowledge, and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers, and assurances as Lender shall from time to time require, for the purpose of better assuring, conveying, assigning, transferring, pledging, mortgaging, warranting, and confirming to Lender the Collateral and rights, and as to Lender the security interest, conveyed or assigned by this Agreement or intended now or later so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement, or for filing, registering, or recording this Agreement and, on demand, shall execute and deliver, and authorizes Lender to execute in the name of any Loan Party, to the extent it may lawfully do so, one or more financing statements, chattel mortgages, or comparable Deed of Trusts, to evidence more effectively the lien of Lender on the Collateral.

5.7.          Indebtedness and Liens. Except for the purpose of financing expansion of Borrower’s current business operations consisting of equipment financing or purchase money financing (other than purchase money financing in respect of the Mortgaged Property), no Loan Party shall, and shall not permit any Designated Affiliate to, (i) create, incur, assume, or be liable for any Indebtedness senior in payment priority to the Loan; (ii) create, incur, allow, or suffer any lien on the Collateral, (iii) assign or convey any right to receive income, including the sale of any accounts, (iv) permit any Collateral not to be subject to the first priority security interest granted herein, or (v) enter into any agreement, document, instrument or other arrangement with any person (except with or in favor of Lender or an affiliate of Lender) which directly or indirectly prohibits or has the effect of prohibiting any Loan Party from assigning, pledging, granting a security interest in or upon, or encumbering the Collateral.

5.8.          Affiliate Transactions. No Loan Party will, nor will it permit any Designated Affiliate to, enter into any transaction with an affiliate of such Person, other than (i) transactions exclusively among Loan Parties, and (ii) transactions between a Loan Party or Designated Affiliate, on the one hand, and an affiliate of such Loan Party or Designated Affiliate, on the other hand, so long as such transactions are upon fair and reasonable terms, and are no less favorable to such Loan Party or Designated Affiliate than would be obtained in an arm’s length transaction with a non-affiliate.

5.9.          Restricted Payments; Investments. No Loan Party will, nor will it permit any Designated Affiliate to, make, declare, or pay any dividend, distribution, or other amount on account of the equity interests of such Loan Party or Designated Affiliate, provided that so long as no Event of Default exists, distributions in an aggregate amount not greater than the amount necessary for each member or partner of such Loan Party or Designated Affiliate, as applicable, to pay their tax obligations attributable to such Loan Party or Designated Affiliate, but only to the extent of such actual tax liability. No Loan Party shall make any loan or advance to or investment in any other Person unless consented to by the Lender.

5.10.       Changes in Business, Management, Control, or Business Locations. No Loan Party will, nor will it permit any Designated Affiliate to:

(i) Engage in any business other than the businesses currently engaged in by such Person, or reasonably related thereto;

(ii) enter into any acquisition, merger, amalgamation, consolidation, reorganization, or recapitalization, or reclassify its equity interests (including pursuant to a “division” under Delaware law);

(iii) liquidate, wind up, or dissolve;

(iv) permit or suffer a Change of Control of any Loan Party;

(v) without the consent of the Lender, which shall not be unreasonably withheld, conditioned, or delayed: (1) change its jurisdiction of organization or incorporation, as applicable, (2) change its organizational structure or type, (3) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization or incorporation, as applicable;

(vi) without prior written notice to Lender, deliver any portion of the Collateral to a location other than a location disclosed on the Information Certificate; or

(vii) establish, create or acquire any subsidiary unless each such subsidiary becomes a Guarantor and party to this Agreement and the other Loan Documents and grants a continuing pledge and security interest in and to the Collateral of that subsidiary pursuant to the Loan Documents; provided that subsidiaries of Excluded Subsidiaries may be formed so long as such subsidiaries engage in the same business engaged in by the Excluded Subsidiaries on the Closing Date.

5.11.       Material Agreements. No Loan Party will, nor will it permit any Designated Affiliate to, Directly or indirectly, amend, modify, alter, waive, or change any of the terms or provisions of (i) such Person’s operative or governing documents if the effect thereof, either individually or in the aggregate, could reasonably be expected to be adverse to the interests of the Lender; or (ii) any Material Contract if the effect thereof, either individually or in the aggregate, could reasonably be expected to be adverse in any respect to the rights, interests or privileges of Lender or such Loan Party or their ability to enforce the same. Each Loan Party will, and will cause each Designated Affiliate to, (a) preserve and maintain in full force and effect each of the Material Contracts and (b) comply in all material respects with each of their respective rights, duties and obligations under each of the Material Contracts, in each case, so that the business carried on by the parties to such Material Contracts may be properly conducted in accordance with Governmental Requirements at all times. No Loan Party shall enter into any agreement that prohibits or impairs such Loan Party from performing its obligations under this Agreement and the other Loan Documents, or that is otherwise inconsistent with or in violation of this Agreement or the other Loan Documents.

5.12.       Cannabis Related Provisions. The Loan Parties shall, and shall cause the Designated Affiliates and any other Person using the Real Property Collateral, to comply with all State Cannabis Laws and other Governmental Requirements. No Loan Party that is not a Designated Affiliate shall (i) engage in any business activity directly other than any Support Business, or (ii) engage in any business activity indirectly other than any Cannabis Business, and then only through a Designated Affiliate. No Loan Party shall permit any Designated Affiliate to operate any Cannabis Business at the Real Property Collateral without first receiving proof of compliance with applicable State Cannabis Law and other Governmental Requirements, and delivering such proof to Lender. Evidence of compliance shall include a copy of a permit issued by the city in which the Real Property Collateral is located authorizing such Designated Affiliate to operate a Cannabis Business at the Real Property Collateral, along with any other license, permit, or Material Contract required by any Governmental Authority to operate the Support Business or the Cannabis Business. No Real Property Collateral shall be leased by a Loan Party to a Person other than a Designated Affiliate without the prior written consent of Lender. No Loan Party shall provide any Support Business to a Person other than a Designated Affiliate. No Loan Party shall, nor shall it permit any Designated Affiliate to, engage in any Restricted Cannabis Activity.

5.13.       Accounts. Except for the Designated Accounts, no Loan Party will maintain or open any banking or securities account without Lender’s prior written consent.

5.14.       Post-Closing Deliverables. The Loan Parties will deliver to Lender the Post-Closing Deliverables prior to the Post-Closing Delivery Deadline or such other date as otherwise explicitly noted for any specific item on Exhibit “E”.

6.	ENVIRONMENTAL MATTERS.

6.1.          Environmental Provisions re: Improvements. Each Loan Party represents, warrants and covenants that it has complied and will continue to comply with all applicable Environmental Laws, including in connection with the construction of the Improvements. All permits, consents, approvals, or authorizations by, or registrations, declarations, withholding of objections, or filings with, any Governmental Authority necessary in connection with the valid execution, delivery, and performance of the Loan Documents and the Environmental Indemnity, and any and all other documents executed in connection with any of the Loan Documents, or presently necessary for the construction of the Improvements, have been obtained, are valid, adequate, and in full force and effect, or will be obtained before the commencement of the construction of any part of the Improvements. Construction of the Improvements and the intended use, occupancy, and operation of the Improvements will in all respects conform to and comply with all covenants, conditions, restrictions, and Governmental Requirements.

6.2.          Environmental Indemnity Agreement. Concurrently with the execution of this Agreement, Loan Parties shall execute and deliver to Lender a separate Environmental Indemnity Agreement (“Environmental Indemnity”) in form and substance satisfactory to Lender, pursuant to which Loan Parties will indemnify, defend, and hold Lender harmless from and against any and all losses, damages, claims, costs, and expenses incurred by Lender as a result of the existence or alleged existence of Hazardous Materials on, under, or about the Real Property Collateral in violation of Environmental Laws.

6.3.          Notice to Lender. Loan Parties shall give prompt written notice to Lender of:

6.3.1.      Any proceeding or inquiry by any Governmental Authority regarding the presence or threatened presence of any Hazardous Materials on the Real Property Collateral;

6.3.2.      All claims made or threatened by any third party against any Loan Party or the Real Property Collateral relating to any loss or injury resulting from any Hazardous Materials;

6.3.3.      Any notice given to any Loan Party under Environmental Laws; and

6.3.4.      Discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property Collateral that could cause it or any part of it to be subject to any restrictions on the ownership, occupancy, transferability, or use of the Real Property Collateral under any Environmental Laws.

6.4.	Lender’s Right to Join Legal Actions. Lender shall have the right, at its option, but at Loan Parties’ sole cost and expense, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated by or against a Loan Party or the Real Property Collateral in connection with any Environmental Laws.
7.	DEFAULT AND REMEDIES.

7.1.          Event of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement:

7.1.1.	Payment of Indebtedness. Borrower fails to pay any installment of principal under the Note when due, whether on maturity, the date stipulated in any Loan Document, by acceleration, or otherwise or Borrower fails to pay any interest or other amount under the Note or any other Loan Document within 10 days of when due, whether on maturity, the date stipulated in any Loan Document, by acceleration, or otherwise.
7.1.2.	Performance of Obligations. The failure, refusal, or neglect to perform and discharge fully and timely any of the Secured Obligations as and when required.
7.1.3.	Judgment. If any final judgment, order, or decree is rendered against Borrower or a Guarantor and is not paid or executed on, or is not stayed by perfection of an appeal or other appropriate action, such as being bonded, or is not otherwise satisfied or disposed of to Lender’s satisfaction within 30 days after entry of the judgment, order, or decree.
7.1.4.	Voluntary Bankruptcy. If Borrower or any Guarantor (a) seeks entry of an order for relief as a debtor in a proceeding under the United States Bankruptcy Code or under any applicable state bankruptcy code; (b) seeks, consents to, or does not contest the appointment of a receiver or trustee for itself or for all or any part of its property; (c) files a petition seeking relief under the bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or any other competent jurisdiction; (d) makes a general assignment for the benefit of its creditors; or (e) states in writing its inability to pay its debts as they mature.
7.1.5.	Involuntary Bankruptcy. If (a) a petition is filed against Borrower or any Guarantor seeking relief under any bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or other competent jurisdiction; or (b) a court of competent jurisdiction enters an order, judgment, or decree appointing, without the consent of Borrower or any Guarantor, a receiver or trustee for it, or for all or any part of its property; and (c) such petition, order, judgment, or decree is not discharged or stayed within 30 days after its entry.
7.1.6.	Title and Lien Priority; Effectiveness. If a Loan Party’s title to any or all of the Collateral or Lender’s security interest on the Collateral or the status of Lender’s lien as a valid security interest in the first-priority position is endangered or impaired in any manner, or if any Loan Document or any lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Loan Party party thereto, or any Loan Party or any other Person shall, directly or indirectly, contest or limit in any manner such effectiveness, validity, binding nature or enforceability, including of any Guaranty.
7.1.7.	Other Defaults; Cross Default. The occurrence of an “Event of Default” or any default, as defined or described in the other Loan Documents or the Related Loan Documents, or the occurrence of a default on any Indebtedness in excess of $100,000.
7.1.8.	Levy on Assets. A levy, attachment, seizure, writ, or warrant on any of the assets of a Loan Party or a Designated Affiliate, and such is not stayed, discharged, or abated before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by such Loan Party or such Designated Affiliate.
7.1.9.	Breach of Representations. The breach of any representation, warranty, or covenant in this Agreement or other Loan Documents.
7.1.10.	Materially Adverse Event, Change of Control. The occurrence of any event that in Lender’s judgment materially adversely affects (i) the ability of any Loan Party to perform any of its obligations under this Agreement or under any of the Loan Documents, including, without limitation, the occurrence of any event of dissolution or termination of a Loan Party, or of any member of Borrower or any Guarantor, or the death, incapacity or disability of a Borrower or Guarantor; (ii) the business or financial condition of a Loan Party, or of any member of Borrower or Guarantor (including the termination, cancellation, or non-renewal of any Material Contract); or (iii) the operation or value of the Collateral. The occurrence of any Change of Control.
7.1.11.	Violation of Governmental Requirements. The failure of any Loan Party or Designated Affiliate to comply with any Governmental Requirement, including any State Cannabis Law, or if any Loan Party or Designated Affiliate engages in any Restricted Cannabis Activity.
7.1.12.	Replenish Fund Control Reserve. Borrower’s failure to replenish the Fund Control Reserve upon ten (10) business days’ written notice by Lender to Borrower.
7.1.13.	Replenish Debt Service Reserve. Borrower’s failure to replenish the Debt Service Reserve upon ten (10) business days’ written notice by Lender to Borrower.
7.1.14.	Restraint of Operations. Any Loan Party or any Designated Affiliate shall be enjoined, restrained, or in any way prevented by court order or other Governmental Authority from continuing to conduct all or any material part of its business affairs for more than 30 consecutive business days.
7.1.15.	Other Proceedings. Any Loan Party, Designated Affiliate, or any officer, director, member or manager thereof shall have been found guilty of an act of fraud or violation of State Cannabis Law.
7.2.	Construction Defaults. The following events shall be an “Event of Default” under this Agreement:
(a)	Borrower failure to complete all Action Items required by Lender within thirty (30) days’ notice by Lender or its agents to the satisfaction of Lender in its sole and absolute discretion. The term “Action Items” as used herein shall mean actions that Lender, in its sole and absolute discretion, has determined Borrower shall take to ensure that the construction of the Improvements on the Mortgaged Property is being conducted and completed in accordance with the respective terms of any of the Construction Documents. Lender may inspect the Mortgaged Property at any time and require Borrower to remediate construction if any work performed at the Mortgaged Property is not constructed in accordance with the respective terms of any of the Construction Documents and considered substandard by Lender in Lender’s absolute discretion.
(b)	The cessation of construction for a period in excess, in the aggregate, of 20 calendar days for any reason. Notwithstanding the foregoing, this 20-calendar-day period shall be extended, but only up to an aggregate maximum of 90 days not to exceed the Maturity Date in any event, for any delays that are beyond the control of Borrower, including a Force Majeure Event (“Unavoidable Delay”) (but excluding financial circumstances or events that may be resolved by the payment of money), and provided Borrower has notified Lender of such delay within 10 days of its occurrence, and provided that no Unavoidable Delay shall (i) suspend or otherwise abate any obligation of any Loa Party to pay any sum of money, including principal and interest, under the Loan Documents, (ii) suspend or abate any other obligation of any Loan Party under the Loan Documents, or (iii) extend the Completion Date or the Maturity Date. Notwithstanding the foregoing, Lender shall not be obligated to make any Advance(s) unless all conditions to such Advance(s) are satisfied.
(c)	Borrower’s failure to promptly notify Lender of any Force Majeure Event that it anticipates will materially affect the Completion Date.
(d)	The appearance of defective workmanship or materials in connection with the Improvements, which deviations or defects are not corrected or substantially corrected within fifteen (15) calendar days after receipt of written notice of these deviations or defects from Lender to Borrower.
(e)	The encroachment of any of the Improvements over the Mortgaged Property or setback lines or on an easement, or the encroachment on the Mortgaged Property of any structure on an adjoining property.
(f)	The failure of the Borrower to deliver any required lien subordinations or waivers or any lien being placed on the Mortgaged Property, other than the Deed of Trust.
(g)	Construction is not completed by the Completion Date or the Mortgaged Property is not operational for the Cannabis Business 30 days prior to the deadline therefore by the State of Nevada.
7.3.	Remedies. On the occurrence of an Event of Default, Lender may, in addition to any other remedies that Lender may have under this Agreement or under the Loan Documents or by law, at its option and without prior demand or notice, take any or all of the following actions:
7.3.1.	The Lender may, without prejudice to any of its other rights under any Loan Document or by Governmental Requirements, declare all Secured Obligations to be immediately due and payable without presentment, notice of intent to accelerate, representation, demand of payment or protest, which are hereby expressly waived.
7.3.2.	The obligation of the Lender, if any, to make additional loans or financial accommodations of any kind to the Borrower or any other Loan Party shall immediately terminate.
7.3.3.	Lender may, upon such acceleration, remit to itself all undisbursed Loan proceeds, including without limitation, the Fund Control Reserve and the Debt Service Reserve, which Lender may, in its sole discretion, apply to (i) reduce the amount of the Secured Obligations, (ii) complete the Improvements, (iii) settle with claimants, or (iv) any other purpose permitted by this Agreement, the Loan Documents and/or Governmental Requirements. After acceleration Lender may proceed with any or all remedies provided in the Loan Documents, including record a notice of default under the Deed of Trust, or available by law or equity.
7.3.4.	Lender may exercise in respect of any Collateral, in addition to other rights and remedies provided for herein (or in any Loan Document) or otherwise available to it, all the rights and remedies of a secured party under the applicable Uniform Commercial Code (the “Code”) whether or not the Code applies to the affected Collateral, and also may (i) require the Loan Parties to, and the Loan Parties hereby agree that they will, at their expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties and (ii) without notice except as specified below or by Governmental Requirements, sell the Collateral or any part thereof in one or more lots at public or private sale, at any of the Lender’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. Each Loan Party agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
7.3.5.	Unless otherwise required by Governmental Requirements, all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, or then or at any time thereafter applied in whole or in part by the Lender against all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after the full, and final payment of all the Secured Obligations shall be paid over to the Borrower or to such other Person to which the Lender may be required under Requirements of Law, or directed by a court of competent jurisdiction, to make payment of such surplus.
7.3.6.	Lender may, at its option, require Borrower to deposit with Lender or its designee, an additional amount sufficient to discharge the Secured Obligations as they become due. The calculation of the amount payable and of the fractional part of it to be deposited with Lender shall be made by Lender in its sole and absolute discretion. These amounts shall be held by Lender or its designee not in trust and not as agent of Borrower and shall not bear interest, and shall be applied to the payment of any of the Secured Obligations under the Loan Documents in such order or priority as Lender shall determine. If at any time within 30 days before the due date of these obligations the amounts then on deposit shall be insufficient to pay the Secured Obligations in full in cash, Borrower shall deposit the amount of the deficiency with Lender within 10 days after Lender’s demand. If the amounts deposited are in excess of the actual obligations for which they were deposited, Lender may refund any such excess, or, at its option, may hold the excess in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year. Nothing in this Section shall be deemed to affect any right or remedy of Lender under any other provision of this Agreement or under any statute or rule of law to pay any such amount and to add the amount so paid to the Secured Obligations. Lender shall have no obligation to pay insurance premiums or taxes except to the extent the fund established under this Section is sufficient to pay such premiums or taxes, to obtain insurance, or to notify Borrower of any matters relative to the insurance or taxes for which the fund is established under this Section.

Lender or its designee shall hold all amounts so deposited as additional security for the Secured Obligations. Lender may, in its sole and absolute discretion and without regard to the adequacy of its security under the Security Agreement, apply such amounts or any portion of it to any Secured Obligation, and such application shall not be construed to cure or waive any default or notice of default under this Agreement or any other Loan Document.

If Lender requires deposits to be made under this Section, Borrower shall deliver to Lender all tax bills, bond and assessment statements, statements for insurance premiums, and statements for any other obligations referred to above as soon as Borrower receives such documents.

If Lender sells or assigns the Loan, Lender shall have the right to transfer all amounts deposited under this Section to the purchaser or assignee. After such a transfer, Lender shall be relieved and have no further liability under this Agreement for the application of such deposits, and Borrower shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

7.3.7.	Lender shall have the right to the appointment of a receiver for the property of the Loan Parties or a chief restructuring officer for the operation of any Loan Party, and the Loan Parties hereby consent to such rights and such appointment and hereby waive any objection the Loan Parties may have thereto or the right to have a bond or other security posted by Lender in connection therewith.
7.3.8.	Lenders is authorized to set off and apply any and all deposits (general or special, time or demand, provisions or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of any Loan Party against any and all of the Secured Obligations now or hereafter existing hereunder, whether or not Lender shall have made any demand hereunder against any Loan Party or any other Person and although such obligations may be contingent and unmatured. The rights of Lender hereunder are in addition to other rights and remedies (including other rights of set-off) which Lender may have.
7.3.9.	Each Loan Party hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Loan Party and in the name of such Loan Party or in its own name, from time to time in Lender’s sole discretion, for the limited purpose of carrying out the terms of this Section 7.3. Each Loan Party hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Section 7.3 are coupled with an interest and are irrevocable until all of the Secured Obligations have been indefeasibly paid and satisfied in full in cash. All charges, expenses and fees Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be added to the Secured Obligations, and shall be paid to Lender immediately upon demand.
7.4.	Rights and Remedies Cumulative; No Waiver. All rights and remedies provided for herein or in any other Loan Document are not exclusive, each shall be cumulative and in addition to any and all other rights and remedies existing at law or in equity, and all such remedies shall survive the acceleration of the Liabilities. Lender’s exercise or partial exercise of, or failure to exercise, any remedy shall not restrict Lender from further exercise of that remedy or any other available remedy. No extension of time for payment or performance of any obligation shall operate to release discharge, modify, change or affect the original liability of Borrower for any obligations, either in whole or in part. Lender’s exercise of any right or remedy provided for herein or in any other Loan Document shall not constitute a waiver of, or operate to cure, any default by a Loan Party under this Agreement or any other Loan Document, or preclude any other right or remedy that is otherwise available to Lender under this Agreement, any other Loan Document, or Governmental Requirements.
7.5.	Waiver of Marshalling. Despite the existence of interests in the Collateral other than that created by the Security Agreements, and despite any other provision of this Agreement, if Borrower defaults in paying or in performing any Secured Obligations, Lender shall have the right, in Lender’s sole and absolute discretion, to establish the order in which the Collateral will be subjected to the remedies provided in this Agreement and Security Agreement and to establish the order in which all or any part of the Secured Obligations is satisfied from the proceeds realized on the exercise of the remedies provided in the Security Agreement. Each Loan Party and any Person who now has or later acquires any interest in the Collateral with actual or constructive notice of this Agreement and/or any Security Agreement waives any and all rights to require a marshaling of assets in connection with the exercise of any of the remedies provided in this Agreement, any Security Agreement or otherwise provided by Governmental Requirements.
8.	MISCELLANEOUS.
8.1.	No Waiver by Lender. No waiver by Lender of any right or remedy provided by the Loan Documents or Governmental Requirements shall be effective unless such waiver is in writing and signed by authorized officer(s) of Lender. Waiver by Lender of any right or remedy granted to Lender under the Loan Documents or Governmental Requirements as to any transaction or occurrence shall not be deemed a waiver of any future transaction or occurrence. The acceptance of payment of any sum secured by the Collateral after its due date, or the payment by Lender of any Indebtedness or the performance by Lender of any Secured Obligations of a Loan Party, on a Loan Party’s failure to do so, or the addition of any payment so made by Lender to the Secured Obligations, or the exercise of Lender’s right to enter the Real Property Collateral and receive and collect the rents from it, or the assertion by Lender of any other right or remedy under the Loan Documents, shall not constitute a waiver of Lender’s right to require prompt performance of all other Secured Obligations of the Loan Parties under the Loan Documents and payment of the Liabilities, or to exercise any other right or remedy under the Loan Documents for any failure by a Loan Party to timely and fully pay the Labilities and perform its Secured Obligations under the Loan Documents. Lender may waive any right or remedy under the Loan Documents or Governmental Requirements without notice to or consent from any Loan Party or any holder or claimant of a lien or other interest in the Collateral that is junior to the lien of Lender, and without incurring liability to any Loan Party or any other Person by so doing.
8.2.	Successors and Assigns. This Agreement is made and entered into for the sole protection and benefit of Lender and Loan Parties and their successors and assigns, and no other Person or Persons shall have any right of action under this Agreement. The terms of this Agreement shall inure to the benefit of the successors and assigns of the parties, provided, however, that the Loan Parties’ interest under this Agreement cannot be assigned or otherwise transferred without the prior consent of Lender.
8.3.	Notice. Except for any notice required by Governmental Requirements to be given in another manner, (a) all notices required or permitted by the Loan Documents shall be in writing; (b) each notice shall be sent (i) for personal delivery by a delivery service that provides a record of the date of delivery, the individual to whom delivery was made, and the address where delivery was made; (ii) by certified United States mail, postage prepaid, return receipt requested; or (iii) by nationally recognized overnight delivery service, marked for next-business-day delivery; and (c) all notices shall be addressed to the appropriate party at its address as follows or such other addresses as may be designated by notice given in compliance with this provision:
Lender:

Pelorus Fund, LLC

124 Tustin Avenue, Suite 200

Newport Beach, California 92663

Attn: Travis Goad

With a copy to:

Dickinson Wright PLLC

500 Woodward Ave., Suite 4000

Detroit, MI 48226

Attn: M. Katherine VanderVeen

Borrower:	750 NV LLC 2727 North 3rd Street, Suite 201 Phoenix, AZ 85004 With a copy to: Quarles & Brady LLP One Renaissance Square Two North Central Avenue Phoenix, AZ 85004 Attn: Paul J. Valentine

Notices will be deemed effective on the earliest of (a) actual receipt; (b) rejection of delivery; or (c) if sent by certified mail, the third day on which regular United States mail delivery service is provided after the day of mailing or, if sent by overnight delivery service, on the next day on which such service makes next-business-day deliveries after the day of sending.

To the extent permitted by Governmental Requirements, if there is more than one Borrower, notice to any Borrower shall constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address(es).

8.4.	Authority to File Notices. Each Loan Party irrevocably appoints, designates, and authorizes Lender as its agent (this agency being coupled with an interest) to file or send to any third party any notice or documents or take any other action that Lender reasonably deems necessary or desirable to protect its interest under this Agreement, or under the Loan Documents, and will on request by Lender, execute such additional documents as Lender may require to further evidence the grant of this right to Lender.
8.5.	Attorney-in-Fact. Each Loan Party hereby irrevocably makes, constitutes and appoints Lender (and any of Lender’s officers, employees or agents), with full power of substitution, as such Person’s true and lawful attorney, in such Person’s name: (a) to endorse such Person’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender’s possession; (b) to sign such Person’s name on drafts against account debtors, on schedules and assignments of accounts, on notices to account debtors and on any account invoice or bill of lading; (c) to send requests for verification of accounts, and to contact account debtors in any other manner to verify the accounts; (d) after the occurrence of an Event of Default and during the continuation thereof, to notify the post office authorities to change the address for delivery of such Person’s mail to any address designated by Lender, to receive and open all mail addressed to such Person, and to retain all mail relating to the Collateral and forward, within 10 business days of Lender’s receipt thereof, all other mail to such Person; and (e) after the occurrence of an Event of Default and during the continuation thereof, to do all other things necessary or advisable to accomplish the purposes of this Agreement or the other Loan Documents. The foregoing power of attorney, being coupled with an interest, is irrevocable so long as any Secured Obligations are outstanding. Each Loan Party ratifies and approves all acts of the attorney. None of Lender or its employees, officers or agents shall be liable for any acts or omissions or for any error in judgment or mistake of fact or law except for gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction.
8.6.	Time. Time is of the essence in the Loan Documents.
8.7.	Amendments, Termination, Waiver. No amendment, supplement, termination, or waiver of any provision of this Agreement or of any of the Loan Documents, nor consent to any departure by a Loan Party from the terms of this Agreement or of any of the other Loan Documents, shall be effective unless it is in writing and signed by Lender and the Loan Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
8.8.	Headings. The article, section and paragraph headings in this Agreement are for reference only and in no way define, limit, extend, or interpret the scope of this Agreement or of any particular article or section.
8.9.	Loan Sale. Notwithstanding anything contained in the Loan Documents to the contrary, any Loan sold, participated, or otherwise transferred to a third party (“Loan Sale”) shall not be cross-defaulted or cross-collateralized with any other loan not sold or transferred as part of the same Loan Sale.
8.10.	Survival of Warranties. All agreements, representations, and warranties made in this Agreement shall survive the execution and delivery of this Agreement, of the Loan Documents, and the making of the Loan under this Agreement and continue in full force and effect until the Secured Obligations have been indefeasibly paid and satisfied in full in cash.
8.11.	Fees, Expenses. The Loan Parties agree to pay the following costs, expenses, and fees paid or incurred by Lender, which Lender may deduct from the Loan proceeds on the Effective Date or from the Fund Control Reserve or the Debt Service Reserve: (a) reasonable costs of collection and costs, expenses, and attorney fees paid or incurred in connection with the collection or enforcement of the Loan Documents, whether or not suit is filed; (b) reasonable costs, expenses, and attorney fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under the Loan Documents; (c) reasonable costs, expenses, and attorney fees incurred to protect the Collateral; (d) reasonable costs, expenses, and attorney fees paid or incurred in connection with representing Lender in the preparation of the Loan Documents; (e) all inspection fees by Lender or Lender’s agents; (f) all title costs including any title searches; (g) all filing, registration, or recording fees, all Governmental Authority stamp taxes and other fees, taxes, duties, imposts, assessments, and all other charges incident to, arising from, or in connection with the preparation, execution, delivery, and enforcement of the Note, this Agreement, the other Loan Documents, or any instrument of further assurance, and (h) any other costs or expenses provided for in any other Section of this Agreement or the other Loan Documents. Each of the foregoing costs shall be payable upon demand and shall be added to the Secured Obligations. If any of the foregoing are not paid within 10 days of demand, such amounts shall accrue interest at the Default Rate.
8.12.	Governing Law; Consent to Jurisdiction and Venue. This Agreement and the other Loan Documents (unless otherwise provided in such Loan Document), shall be governed by and construed according to the laws of the State of New York. The parties agree that jurisdiction and venue for any dispute, claim or controversy arising out of or in connection with the Loan and the Loan Documents shall, unless otherwise provided in such Loan Document, be any state court located in Orange County, California, or, subject to Section 8.21, the applicable federal district court that covers said County, and each Loan Party submits to personal jurisdiction in that forum for any and all purposes; provided that the foregoing shall not prohibit the Lender from bringing suit in any other venue. Each Loan Party waives any right such Loan Party may have to assert the doctrine of forum non conveniens or to object to such venue.
8.13.	Legal Relationships. The relationship between Borrower and Lender is that of lender and borrower, and no partnership, joint venture, or other similar relationship shall be inferred from this Agreement. Neither Borrower nor any other Loan Party shall have the right or authority to make representations, to act, or to incur debts or liabilities on behalf of Lender. No Loan Party is executing this Agreement as an agent or nominee for an undisclosed principal, and no third-party beneficiaries are or shall be created by the execution of this Agreement.
8.14.	Dispute Resolution: Waiver of Right to Jury Trial.
8.14.1.	ARBITRATION. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO ARBITRATE ANY DISPUTES TO RESOLVE ANY CLAIMS (AS DEFINED IN THE ARBITRATION AGREEMENT).
8.14.2.	WAIVER OF RIGHT TO JURY TRIAL. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN WAIVER OF RIGHT TO JURY TRIAL WHEREBY BORROWER AND ANY GUARANTOR AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM (AS DEFINED IN THE ARBITRATION AGREEMENT) OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN.
8.15.	Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. This Agreement shall be deemed fully executed and effective when all Parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement or such Loan Document.
8.16.	Severability. If any provision of the Loan Documents, or the application of them to the circumstances, is held void, invalid, or unenforceable by a court of competent jurisdiction, the Loan Documents, and the applications of such provision to other parties or circumstances, shall not be affected thereby, the provisions of the Loan Documents being severable in any such instance.
8.17.	Cooperation. Each Loan Party acknowledges that Lender and its successors and assigns may (a) sell, transfer, or assign the Loan Documents to one or more investors as a whole loan, in a rated or unrated public offering or private placement; (b) participate the Loan to one or more investors in a rated or unrated public offering or private placement; (c) deposit the Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets in a rated or unrated public offering or private placement; or (d) otherwise sell the Loan or interest therein to investors in a rated or unrated public offering or private placement (the transactions referred to in clauses (a)-(d) are hereinafter referred to as “Secondary Market Transactions.”) Each Loan Party shall, at Lender’s expense, cooperate in good faith with Lender in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements reasonably imposed by the participants involved in any Secondary Market Transaction (including, without limitation, a rating agency and/or an institutional purchaser, participant, or investor) including, without limitation, all structural or other changes to the Loan Documents, modifications to any documents to the Loan Documents, delivery of opinions of counsel acceptable to the rating agency or such other purchasers, participants or investors, and addressing such matters as the rating agency or such other purchasers, participants, or investors may require; provided, however, that the Borrower shall not be required to modify any documents evidencing or securing the Loan Documents that would modify (i) the interest rate payable under the Note, (ii) the stated Maturity Date, (iii) the amortization of principal of the Note, or (iv) any other material terms or covenants of the Note. Each Loan Party shall provide such information and documents relating to the Loan Parties, the Designated Affiliates, the Collateral, and any contracts or other due diligence as Lender or the rating agency or such other purchasers, participants, or investors may reasonably request in connection with a Secondary Market Transaction. Lender shall have the right to provide to the rating agency or prospective purchasers, participants, or investors any information in its possession including, without limitation, financial statements relating to the Loan Parties, the Designated Affiliates, the Collateral, and any contracts or other due diligence. Each Loan Party acknowledges that certain information regarding the Loan and the parties thereto and the Collateral may be included in a private placement memorandum, prospectus, or other disclosure documents and consents to the release of such information to third parties.
8.18.	Joint and Several Obligations. If more than one Person is executing this Agreement as Borrower, each obligation of Borrower under this Agreement shall be the joint and several obligations of each such Person. If more than one Person is executing this Agreement as Guarantor, each obligation of Guarantor under this Agreement shall be the joint and several obligations of each such Person. All obligations of the Loan Parties are joint and several.
8.19.	Indemnification. The Loan Parties shall indemnify and hold the Lender and its successors and assigns and each of their respective officers, directors, members, managers, partners, agents, advisors, attorneys and Affiliates (each of the foregoing, an “Indemnitee”) harmless from and against any and all losses, cost, expense (including, without limitation attorneys’ fees, consulting fees and court costs), demand, claim or lawsuit arising out of or related to or in any way connected with or arising out of (i) the Loan, this Agreement or any of the other Loan Documents, (ii) the payment and performance of the Secured Obligations, (iii) the Mortgaged Property or construction activities relating thereto, or (iv) the Collateral, including any of the foregoing in any way relating to or arising out of (a) the administration, performance or enforcement by Lender of any of the Loan Documents or consummation of any of the transactions described therein, (b) the existence of, perfection of, a lien upon or the sale or collection of or other realization upon any Collateral, (c) the breach of any representation or warranty under this Agreement or any other Loan Document or (d) the failure of any Loan Party to observe, perform or discharge any of such Loan Party’s covenants or duties under any of the Loan Documents, in each case including any cost or expense incurred by such Indemnitee in connection with any investigation, litigation, arbitration or other judicial or non-judicial proceeding, whether or not such Indemnitee is a party thereto. Lender or its agent or designee may commence, appear in, or defend any action or proceeding purporting to affect the rights, duties, or liabilities of the parties to this Agreement, or the Collateral, and the Loan Parties shall pay all of Lender’s reasonable costs and expenses so incurred on demand. If the Loan Parties fail to provide such indemnity as the same accrues and as expenses are incurred, the amount not paid shall be added to the Secured Obligations and bear interest thereon at the Default Rate. This Section shall survive execution, delivery, and performance of this Agreement and the other Loan Documents.
8.20.	PATRIOT Act. Lender hereby notifies each Loan Party that it may be required to obtain, verify and record information that identifies such Loan Party pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), which information includes the name and address of such Loan Party and other information that will allow Lender to identify such Loan Parties in accordance with such Governmental Requirements.
8.21.	Additional Cannabis Terms.
8.21.1.	Federal Cannabis Law Acknowledgement. Lender and each Loan Party acknowledges that, although State Cannabis Laws have legalized certain cultivation, distribution, sale and possession of cannabis and related products and other Cannabis Businesses, the nature and scope of Federal Cannabis Laws may result in circumstances where activities permitted under State Cannabis Laws may contravene Federal Cannabis Laws. It is acknowledged that, as of the Effective Date, State Cannabis Laws contravene Federal Cannabis Laws. Accordingly, for the purposes of this Agreement and the other Loan Documents, each representation, warranty, covenant and other provision in this Agreement or any other Loan Document will be subject to the following: (i) no representation, warranty, covenant or other agreement is made, or deemed to be made, with respect to compliance with, or application of, any Federal Cannabis Law to the extent such Federal Cannabis Law relates, directly or indirectly, to the unlawful nature of Cannabis Businesses; and (ii) engagement in any activity that is permitted by State Cannabis Laws but contravenes Federal Cannabis Laws will not, in and of itself, be deemed to be non-compliance with Governmental Requirements.
8.21.2.	Change in Cannabis Law.
8.21.2.1.	Restricted Cannabis Activity. If any Change in Cannabis Law results in the business activities of any Loan Party or Designated Affiliate becoming Restricted Cannabis Activities, such Change in Cannabis Law will be deemed to have had a material adverse effect.
8.21.2.2.	Ongoing Compliance. This Agreement and the other Loan Documents are subject to strict requirements for ongoing regulatory compliance by the parties hereto, including, without limitation, requirements that the parties take no action in violation of either any State Cannabis Laws or the guidance or instruction of any applicable state regulatory body (together with any successor or regulator with overlapping jurisdiction, the “Regulator”). The parties acknowledge and understand that Federal Cannabis Laws, State Cannabis Laws and/or the requirements of the Regulator are subject to change and are evolving as the marketplace for state-compliant cannabis businesses continues to evolve. If necessary or desirable to comply with the requirements of Federal Cannabis Laws permitting or authorizing Cannabis Business, State Cannabis Laws and/or the Regulator that do not constitute a Change in Cannabis Law, upon notice from one party to the other (the “Compliance Notice”), the parties hereby agree to (and to cause their respective affiliates and related parties and representatives to) use their respective commercially reasonable efforts to take all actions reasonably requested to ensure compliance with such Governmental Regulations and/or the Regulator, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Agreement and the other Loan Documents to reflect terms that most closely approximate the parties original intentions.

To the extent a mutual agreement with respect to the foregoing is not achieved within 10 business days following receipt of the Compliance Notice, the Secured Obligations shall become due and payable in full.

8.21.3.	No Right of Rescission. No party hereto shall have any right of rescission or amendment arising out of or relating to any non-compliance with Federal Cannabis Laws existing on the Effective Date, and no party shall seek to enforce the provisions hereof in federal court unless and until the parties have reasonably determined that State Cannabis Laws are fully compliant with Federal Cannabis Laws.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above by and through their duly authorized representatives.

BORROWER:

750 NV LLC

By:

Name: Andrew Bowden

Its: Authorized Signatory

GUARANTORS:

ITEM 9 LABS CORP.

ITEM 9 PROPERTIES, LLC

I9 NV LIC, LLC

I9 IP HOLDINGS LLC

STRIVE LIFE MANAGEMENT LLC

BSSD CONSULTING LLC

ITEM 9 PROPERTIES, LLC

BSSD GROUP LLC

I9 NV MANAGEMENT LLC

STRIVE MANAGEMENT, LLC

938287 AZ LLC

By:

Name: Andrew Bowden

Its: Authorized Signatory

LENDER:

PELORUS FUND REIT, LLC

By:

Name: Dan Leimel

Its: Managing Member

EXHIBIT “A”

REAL PROPERTY DESCRIPTION

The land referred to herein below is situated in the City of Pahrump, in the County of Nye, State of Nevada, and is described as follows:

Lot One (1) in Block Thirty-Seven (37) of Calvada Valley Unit No. 11 as shown by map thereof recorded February 5, 1974 as File No. 40749 in the office of the County Recorder of Nye County, Nevada.

APN: 038-024-01

EXHIBIT “B”

DISBURSEMENT SCHEDULE

To be attached.

EXHIBIT “C”

FUND CONTROL AGREEMENT

EXHIBIT “D”

Initial Funding Requirements

1.	The final Disbursement Schedule to be attached as Exhibit B to this Agreement, as approved by Lender.
2.	Letter from Borrower's Nevada counsel, subject to Lender's review and approval, confirming Borrower's timely submission of application for renewal of Nevada Cannabis License and as otherwise required by Governmental Requirements.
3.	Completed and signed transfer of interest package in the form required by the Regulator to transfer the ownership of I9 NV Lic, LLC, with the transferee name and other transferee information left blank.
4.	Consent to the assignment of permits and contracts, signed by Contractor.
5.	Payoff letter acceptable to Lender with respect to the Amended and Restated Promissory Note dated May 1, 2020, by Item 9 Properties, LLC to the order of Viridis Group I9 Capital, LLC (the “NV Viridis Note”).
6.	Substitution and Reconveyance in the form approved by Lender, signed and notarized by Viridis Group I9 Capital, LLC with respect to the security instrument securing the NV Viridis Note.
7.	UCC-3 termination of the UCC-1 financing statement securing the NV Viridis Note.
8.	Copies of all insurance policies (and endorsements) required to be maintained by the Loan Parties under the terms of this Agreement, in the form required by Section 4.4 of this Agreement.

EXHIBIT “E”

Post-Closing Deliverables

1.	The completed application for the transfer of the Nevada Cannabis License and the ownership of Strive Wellness of Nevada, LLC from Strive Wellness of Nevada, LLC and its current members (respectively) to I9 NV Lic LLC, in the form required by the Regulator (the “License Transfer Application”).
2.	Completed and signed transfer of interest package in the form required by the Regulator to transfer the ownership of Strive Wellness of Nevada, LLC, with the transferee name and other transferee information left blank.
3.	Consent to the assignment of permits and contracts, signed by Contractor.
4.	Intellectual Property Security Agreement granting Lender a first priority lien in the intellectual property listed in Schedule 6 of the Information Certificate, in form and substance acceptable to Lender in its sole discretion.
5.	Customary opinion of counsel covering the Loan Documents and the Loan Parties, in form and substance acceptable to Lender.
6.	No later than forty-five (45) days after the Closing Date, payoff letter acceptable to Lender with respect to the Promissory Note dated February 14, 2020, by Parent and I9 NV Lic, LLC to the order of Sara Gullickson, Larry Lemons and Donald Burton (the “Strive Note”).
7.	Consent to the collateral assignment of material contracts, fully executed by Sara Gullickson, Larry Lemons and Donald Burton.
8.	Within three (3) business days of Regulator’s approval of the License Transfer Application:
a.	Written notice to Lender that the License Transfer Application has been approved
b.	A copy of the Guaranty, signed by Strive Wellness of Nevada, LLC
c.	A UCC-1 in favor of Lender, encumbering all assets of Strive Wellness of Nevada, LLC, filed in the appropriate filing office
d.	A pledge of the ownership interests of Strive Wellness of Nevada, LLC, as collateral for the Loan, in form and substance acceptable to Lender
e.	Such other documents or deliveries as Lender may request
9.	On or prior to the Completion Date: executed copies of all intercompany support agreements, in forms approved by Lender, with respect to the Mortgaged Property, the Improvements, the Nevada Cannabis License and the business operations to be conducted by the Loan Parties with respect to the same.
10.	Copies of all building/construction permits with respect to the Improvements, and within five (5) business days of issuance of any new building/construction permits or certificates of occupancy, copies of the same.
11.	No later than forty-five (45) days after the Closing Date, a phase I environmental site assessment of the Mortgaged Property, performed by an environmental consultant approved by Lender in advance, and not later than forty-five (45) days following Borrower's receipt of a phase I environmental site assessment recommending the need for or requirement of a phase II environmental site assessment or additional environmental report(s) or investigations, a phase II environmental site assessment indicating that the Mortgaged Property is in compliance with Environmental Laws without the need for remediation or other action.
12.	No later than sixty (60) days after the Closing Date, an ALTA survey of the Mortgaged Property performed by a surveyor reasonably acceptable to Lender, certified to Borrower, Lender and Lender’s title company.
13.	On or prior to the Completion Date, a subordination, non-disturbance and attornment agreement in favor of Lender, in form and substance acceptable to Lender, executed by the relevant Loan Parties or other proposed tenant(s) or licensee(s) of the Mortgaged Property and the Improvements.
14.	Collateral access agreement signed by the landlord with respect to the office leased by the Loan Parties at 2727 N. 3rd Street, Suite 201, Phoenix, AZ 85004.